[CONFORMED COPY]

                            AMENDED AND RESTATED
                        AGREEMENT AND PLAN OF MERGER

                               dated as of

                              May  19, 1995

                                 among

                    STERN S MIRACLE-GRO PRODUCTS, INC.
                         STERN S NURSERIES, INC.
                     MIRACLE-GRO LAWN PRODUCTS INC.
                      MIRACLE-GRO PRODUCTS LIMITED

               (the "Miracle-Gro Constituent Companies")

                       HAGEDORN PARTNERSHIP, L.P.
                         COMMUNITY FUNDS, INC.
                            HORACE HAGEDORN
                              JOHN KENLON

                          (the "Shareholders")

                            JAMES HAGEDORN
                      KATHERINE HAGEDORN LITTLEFIELD
                            PAUL HAGEDORN
                            PETER HAGEDORN
                            ROBERT HAGEDORN
                            SUSAN HAGEDORN

                       (the "General Partners")

                          THE SCOTTS COMPANY

                              ("Scotts")

                                 and

                             ZYX CORPORATION

                         ("Merger Subsidiary")


                             TABLE OF CONTENTS

                                                                  Page

     AGREEMENT AND PLAN OF MERGER  . . . . . . . . . . . . . . . .   1

                                 ARTICLE I

                          THE MERGER TRANSACTIONS

     SECTION 1.01. The Merger Transactions; Effective
                   Time  . . . . . . . . . . . . . . . . . . . . .   2
             1.02. Closing   . . . . . . . . . . . . . . . . . . .   3
             1.03. Effect of the Merger Transactions   . . . . . .   3
             1.04. Conversion of Securities  . . . . . . . . . . .   3
             1.05. Surrender   . . . . . . . . . . . . . . . . . .   4
             1.06  Nurseries Liquidation   . . . . . . . . . . . .   5

                                 ARTICLE II

                         THE SURVIVING CORPORATION

     SECTION 2.01. Reincorporation   . . . . . . . . . . . . . . .   5
             2.02. Articles of Incorporation; Code of
                   Regulations   . . . . . . . . . . . . . . . . .   5
             2.03. Directors and Officers  . . . . . . . . . . . .   6

                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
       OF THE MIRACLE-GRO CONSTITUENT COMPANIES AND THE SHAREHOLDERS

     SECTION 3.01. Corporate Existence and Power   . . . . . . . .   6
             3.02. Organizational Documents  . . . . . . . . . . .   6
             3.03. Corporate Authorization   . . . . . . . . . . .   7
             3.04. Governmental Authorization  . . . . . . . . . .   7
             3.05. Non-Contravention   . . . . . . . . . . . . . .   7
             3.06. Capitalization  . . . . . . . . . . . . . . . .   8
             3.07. Financial Statements  . . . . . . . . . . . . .   9
             3.08. Disclosure Documents  . . . . . . . . . . . . .   9
             3.09. Absence of Certain Changes  . . . . . . . . . .   9
             3.10. No Undisclosed Material Liabilities   . . . . .  11
             3.11. Litigation  . . . . . . . . . . . . . . . . . .  11
             3.12. Taxes   . . . . . . . . . . . . . . . . . . . .  11
             3.13. ERISA   . . . . . . . . . . . . . . . . . . . .  12
             3.14. Trademarks, Patents and Copyrights  . . . . . .  14
             3.15. Material Contracts  . . . . . . . . . . . . . .  15
             3.16. Compliance with Laws  . . . . . . . . . . . . .  16
             3.17. Finders  Fees   . . . . . . . . . . . . . . . .  16
             3.18. Other Information   . . . . . . . . . . . . . .  16
             3.19. Environmental Compliance  . . . . . . . . . . .  16
             3.20. Stock Ownership   . . . . . . . . . . . . . . .  18

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES
                      OF SCOTTS AND MERGER SUBSIDIARY

     SECTION 4.01. Corporate Existence and Power   . . . . . . . .  18
             4.02. Organizational Documents  . . . . . . . . . . .  19
             4.03. Corporate Authorization   . . . . . . . . . . .  19
             4.04. Governmental Authorization  . . . . . . . . . .  19
             4.05. Non-Contravention   . . . . . . . . . . . . . .  19
             4.06. Capitalization  . . . . . . . . . . . . . . . .  20
             4.07. SEC Filings; Financial Statements   . . . . . .  21
             4.08. Absence of Certain Changes  . . . . . . . . . .  22
             4.09. No Undisclosed Material Liabilities   . . . . .  23
             4.10. Litigation  . . . . . . . . . . . . . . . . . .  23
             4.11. Taxes   . . . . . . . . . . . . . . . . . . . .  23
             4.12. ERISA   . . . . . . . . . . . . . . . . . . . .  24
             4.13. Trademarks, Patents and Copyrights  . . . . . .  26
             4.14. Material Contracts  . . . . . . . . . . . . . .  26
             4.15. Compliance with Laws  . . . . . . . . . . . . .  28
             4.16. Finders  Fees   . . . . . . . . . . . . . . . .  28
             4.17. Environmental Compliance  . . . . . . . . . . .  28
             4.18. Opinion of Financial Advisor  . . . . . . . . .  29

                                 ARTICLE V

                  COVENANTS OF THE MIRACLE-GRO CONSTITUENT
                       COMPANIES AND THE SHAREHOLDERS

     SECTION 5.01. Conduct of the Business of the Miracle-Gro
                       Constituent Companies . . . . . . . . . . .  29
             5.02. Access to Information; Confidentiality  . . . .  30
             5.03. Other Offers  . . . . . . . . . . . . . . . . .  31
             5.04. Notices of Certain Events   . . . . . . . . . .  31
             5.05. Certain Loans   . . . . . . . . . . . . . . . .  32

                                 ARTICLE VI

                     STANDSTILL AND VOTING PROVISIONS;
                          RESTRICTIONS ON TRANSFER

     SECTION 6.01. Certain Definitions   . . . . . . . . . . . . .  33
             6.02. Board of Directors  . . . . . . . . . . . . . .  34
             6.03. Rule 145  . . . . . . . . . . . . . . . . . . .  35
             6.04. Registration Rights   . . . . . . . . . . . . .  35
             6.05. Reservation of Shares   . . . . . . . . . . . .  35
             6.06. Standstill Restrictions   . . . . . . . . . . .  35
             6.07. Additional Standstill Restrictions  . . . . . .  36
             6.08. Voting  . . . . . . . . . . . . . . . . . . . .  37
             6.09. Restrictions on Transfers of Voting Stock
                   and Warrants  . . . . . . . . . . . . . . . . .  38
             6.10. Right of First Offer  . . . . . . . . . . . . .  39

                                ARTICLE VII

                 COVENANTS OF SCOTTS AND MERGER SUBSIDIARY

     SECTION 7.01. Conduct of the Business of Scotts   . . . . . .  40
             7.02. Access to Information; Confidentiality  . . . .  41
             7.03. Obligations of Merger Subsidiary  . . . . . . .  41
             7.04. Other Offers  . . . . . . . . . . . . . . . . .  41
             7.05. Notices of Certain Events   . . . . . . . . . .  42
             7.06. Proxy Statement and Shareholder Vote  . . . . .  42
             7.07. Director and Officer Indemnification  . . . . .  43
             7.08. Employee Benefits   . . . . . . . . . . . . . .  43
             7.09. Employee Stock Options  . . . . . . . . . . . .  44

                                ARTICLE VIII

                    COVENANTS OF SCOTTS, THE MIRACLE-GRO
                 CONSTITUENT COMPANIES AND THE SHAREHOLDERS

     SECTION 8.01. Best Efforts  . . . . . . . . . . . . . . . . .  44
             8.02. Certain Filings   . . . . . . . . . . . . . . .  44
             8.03. Public Announcements  . . . . . . . . . . . . .  44
             8.04. Further Assurances  . . . . . . . . . . . . . .  45
             8.05. Tax Matters   . . . . . . . . . . . . . . . . .  45
             8.06. Tax Treatment   . . . . . . . . . . . . . . . .  45
             8.07. Tax Gross-Up  . . . . . . . . . . . . . . . . .  46
             8.08. Consent Order   . . . . . . . . . . . . . . . .  47
             8.09. Conduct of the Business   . . . . . . . . . . .  47

                                 ARTICLE IX

                          CONDITIONS TO THE MERGER

     SECTION 9.01. Conditions to the Obligations of Each Party   .  47
             9.02. Conditions to the Obligations of Scotts and
                       Merger Subsidiary . . . . . . . . . . . . .  48
             9.03. Conditions to the Obligations of the
                       Miracle-Gro Constituent
                   Companies and the Shareholders  . . . . . . . .  49

                                 ARTICLE X

                                TERMINATION

     SECTION 10.01.    Termination . . . . . . . . . . . . . . . .  50
             10.02.    Effect of Termination . . . . . . . . . . .  51

                                 ARTICLE XI

                         SURVIVAL; INDEMNIFICATION

     SECTION 11.01.    Survival  . . . . . . . . . . . . . . . . .  51
             11.02.    Indemnification . . . . . . . . . . . . . .  52
             11.03.    Procedures  . . . . . . . . . . . . . . . .  52

                                ARTICLE XII

                               MISCELLANEOUS

     SECTION 12.01.    Notices . . . . . . . . . . . . . . . . . .  53
             12.02.    Amendments; No Waivers  . . . . . . . . . .  54
             12.03.    Expenses; Taxes . . . . . . . . . . . . . .  55
             12.04.    Headings  . . . . . . . . . . . . . . . . .  55
             12.05.    Severability  . . . . . . . . . . . . . . .  55
             12.06.    Entire Agreement  . . . . . . . . . . . . .  55
             12.07.    Successors and Assigns  . . . . . . . . . .  55
             12.08.    Governing Law . . . . . . . . . . . . . . .  56
             12.09.    Counterparts; Effectiveness . . . . . . . .  56

     Schedule 1.04  -  Merger Consideration Allocation
     Schedule 2.03  -  Officers of the Surviving Corporation and New
                       Miracle Gro

     Annex A    - Terms of Class A Convertible Preferred
                  Stock
     Annex B    - Terms of Series A Warrant
     Annex C    - Terms of Series B Warrant
     Annex D    - Terms of Series C Warrant
     Annex E    - Registration Rights

     Annex F    - Form of Employment Agreement of Horace Hagedorn,
                    John Kenlon and James Hagedorn [INTENTIONALLY OMITTED]
     Annex G    - Proposed Amendments to Scotts Articles of
                    Incorporation and Code of Regulations
     Annex H    - Form of Skadden, Arps, Slate, Meagher & Flom
                    Opinion [INTENTIONALLY OMITTED]



                           INDEX OF DEFINED TERMS

     1
     1994 Form 10-K  . . . . . . . . . . . . . . . . . . . . . . .  21

     A
     Affiliate . . . . . . . . . . . . . . . . . . . . . . . .  12, 33
     Applicable Corporate Statutes . . . . . . . . . . . . . . . . . 1
     Asset Transfer  . . . . . . . . . . . . . . . . . . . . . . . . 1
     Associate . . . . . . . . . . . . . . . . . . . . . . . . . .  33

     B
     Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Balance Sheet Date  . . . . . . . . . . . . . . . . . . . . . . 9

     C
     CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Charity . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Company Acquisition Proposal  . . . . . . . . . . . . . . . .  31
     Company Disclosure Schedule . . . . . . . . . . . . . . . . . . 9
     Company Material Adverse Effect . . . . . . . . . . . . . . . . 6
     Company Representatives . . . . . . . . . . . . . . . . . . .  41
     Company Securities  . . . . . . . . . . . . . . . . . . . . . . 8
     Consent Order . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Convertible Preferred Stock . . . . . . . . . . . . . . . . . . 3
     Credit Agreement  . . . . . . . . . . . . . . . . . . . . . .  47
     CS First Boston . . . . . . . . . . . . . . . . . . . . . . .  16

     E
     Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . 2
     Employee Plans  . . . . . . . . . . . . . . . . . . . . . . .  12
     Environmental Law . . . . . . . . . . . . . . . . . . . . . .  18
     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Excess Amount . . . . . . . . . . . . . . . . . . . . . . . .  46
     Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . 7

     G
     General Partners  . . . . . . . . . . . . . . . . . . . . . . . 1
     group . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

     H
     HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     I
     Indemnified Party . . . . . . . . . . . . . . . . . . . . . .  52
     Indemnifying Party  . . . . . . . . . . . . . . . . . . . . .  52
     Intellectual Property Rights  . . . . . . . . . . . . . . . .  14

     L
     Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

     M
     Market Price    . . . . . . . . . . . . . . . . . . . . . . .  33
     Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Merger Consideration  . . . . . . . . . . . . . . . . . . . . . 3
     Merger Subsidiary . . . . . . . . . . . . . . . . . . . . . . . 1
     Merger Transactions . . . . . . . . . . . . . . . . . . . . . . 1
     Miracle-Gro Constituent Companies . . . . . . . . . . . . . . . 1
     Miracle-Gro Director  . . . . . . . . . . . . . . . . . . . .  34
     Miracle-Gro New York  . . . . . . . . . . . . . . . . . . . . . 1
     Miracle-Gro UK  . . . . . . . . . . . . . . . . . . . . . . . . 1
     Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . .  12

     N
     New Jersey Law  . . . . . . . . . . . . . . . . . . . . . . . . 1
     New Miracle-Gro . . . . . . . . . . . . . . . . . . . . . . . . 5
     Notes Indenture . . . . . . . . . . . . . . . . . . . . . . .  47
     Nurseries . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     O
     Ohio Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Original Merger Agreement . . . . . . . . . . . . . . . . . . . 1

     P
     Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Pension Plans . . . . . . . . . . . . . . . . . . . . . . . .  13
     Permitted Transferee  . . . . . . . . . . . . . . . . . . . .  33
     Person  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Plan Transfer Date  . . . . . . . . . . . . . . . . . . . . .  43
     Polluting Substance . . . . . . . . . . . . . . . . . . . . .  17

     R
     Reincorporation . . . . . . . . . . . . . . . . . . . . . . . . 5
     Registration Statement  . . . . . . . . . . . . . . . . . . .  42
     Release . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Retirement Plans  . . . . . . . . . . . . . . . . . . . . . .  12

     S
     Scotts      . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Scotts Acquisition Proposal . . . . . . . . . . . . . . . . .  42
     Scotts Balance Sheet  . . . . . . . . . . . . . . . . . . . .  23
     Scotts Benefit Arrangements . . . . . . . . . . . . . . . . .  25
     Scotts Common Stock . . . . . . . . . . . . . . . . . . . . . . 4
     Scotts Disclosure Documents . . . . . . . . . . . . . . . . .  21
     Scotts Disclosure Schedule  . . . . . . . . . . . . . . . . .  21
     Scotts Employee Plans . . . . . . . . . . . . . . . . . . . .  25
     Scotts Intellectual Property Rights . . . . . . . . . . . . .  26
     Scotts Material Adverse Effect  . . . . . . . . . . . . . . .  19
     Scotts Multiemployer Plan . . . . . . . . . . . . . . . . . .  24
     Scotts Pension Plans  . . . . . . . . . . . . . . . . . . . .  24
     Scotts Proxy Statement  . . . . . . . . . . . . . . . . . . . . 9
     Scotts Representatives  . . . . . . . . . . . . . . . . . . .  30
     Scotts Retirement Plans . . . . . . . . . . . . . . . . . . .  24
     Scotts Securities . . . . . . . . . . . . . . . . . . . . . .  20
     Scotts Shareholder Consent  . . . . . . . . . . . . . . . . .  19
     Scotts Shareholder Meeting  . . . . . . . . . . . . . . . . .  43
     SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . 7
     Selling Shareholder . . . . . . . . . . . . . . . . . . . . .  39
     Series A Warrants . . . . . . . . . . . . . . . . . . . . . . . 3
     Series B Warrants . . . . . . . . . . . . . . . . . . . . . . . 3
     Series C Warrants . . . . . . . . . . . . . . . . . . . . . . . 3
     Shareholder Representative  . . . . . . . . . . . . . . . . .  34
     Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Smith Barney  . . . . . . . . . . . . . . . . . . . . . . . .  38
     Standstill Percentage . . . . . . . . . . . . . . . . . . . .  34
     Stock Sales . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Straddle Periods  . . . . . . . . . . . . . . . . . . . . . .  45
     Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Surviving Corporation . . . . . . . . . . . . . . . . . . . . . 2

     T
     Target Amount . . . . . . . . . . . . . . . . . . . . . . . .  49
     Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Total Voting Power  . . . . . . . . . . . . . . . . . . . . .  34
     Transfer Consideration  . . . . . . . . . . . . . . . . . . .  39
     Transfer Notice . . . . . . . . . . . . . . . . . . . . . . .  39

     V
     Voting Stock  . . . . . . . . . . . . . . . . . . . . . . . .  34
     Voting Stock Equivalents  . . . . . . . . . . . . . . . . . .  34

     W
     Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3


                            AMENDED AND RESTATED
                        AGREEMENT AND PLAN OF MERGER

          AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 19, 1995, among STERN S MIRACLE-GRO PRODUCTS INC., a New Jersey corporation (the Company ), STERN S NURSERIES, INC., a New York corporation ( Nurseries ), MIRACLE-GRO LAWN PRODUCTS INC., a New York corporation ( Miracle-Gro New York ), MIRACLE-GRO PRODUCTS LIMITED, a New York corporation ( Miracle-Gro UK , and collectively with the Company, Nurseries, Miracle-Gro New York and Miracle-Gro UK, the Miracle-Gro Constituent
     Companies ), HAGEDORN PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"), COMMUNITY FUNDS, INC. a New York not-for-profit corporation (the "Charity"), Horace Hagedorn, John Kenlon (the Partnership, the Charity, Messrs. Hagedorn and Kenlon, collectively the "Shareholders"), James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn, Susan Hagedorn (the "General Partners"), THE SCOTTS COMPANY, an Ohio corporation ( Scotts ), and ZYX CORPORATION, an Ohio corporation and a direct, wholly-owned subsidiary of Scotts ( Merger Subsidiary ).

          WHEREAS, on January 26, 1995, the Miracle-Gro Constituent Companies, Horace Hagedorn, John Kenlon, the General Partners, Scotts and Merger Subsidiary entered into an Agreement and Plan of Merger (the "Original Merger Agreement"); and

          WHEREAS, on May 1, 1995, the parties hereto executed
     Amendment No. 1 to the Original Merger Agreement; and

          WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Ohio (the Ohio Law ) and the Business Corporation Act of the State of New Jersey (the New Jersey Law and together, the Applicable Corporate Statutes ), the Miracle-Gro Constituent Companies and Scotts have agreed to effectuate a business combination transaction pursuant to which Merger Subsidiary will merge with and into the Company (the Merger ) and, immediately subsequent to the Merger, Nurseries shall transfer substantially all of its assets, including but not limited to all intellectual property rights to the Company (the
      Asset Transfer ) and the shareholders of Miracle-Gro New York and Miracle-Gro UK will transfer all of the outstanding shares of capital stock of such companies to the Company (collectively, the
      Stock Sales and, together with the Merger and the Asset Transfer, the Merger Transactions ); and

          WHEREAS, the respective Boards of Directors of each of the Miracle-Gro Constituent Companies, Scotts and Merger Subsidiary have determined that the Merger Transactions are fair to and in the best interests of their respective companies and shareholders and have approved and adopted this Agreement and have approved the Merger Transactions and the other transactions contemplated hereby and recommended approval and adoption of the Original Merger Agreement and approval of the Merger Transactions by their respective shareholders and such shareholders have approved and adopted the Original Merger Agreement and approved the Merger Transactions; and

          WHEREAS, simultaneously herewith, Scotts is entering into an Agreement Containing Consent Order and an Agreement to Hold


     Separate (collectively, the "Consent Order") with the Federal Trade Commission; and

          WHEREAS, for federal income tax purposes, it is intended that each of the Merger Transactions qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code );

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                 ARTICLE I

                          THE MERGER TRANSACTIONS

          SECTION 1.01. The Merger Transactions; Effective Time. (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Applicable Corporate Statutes, as soon as practicable after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger Transactions set forth in Article IX, (i) Merger Subsidiary shall be merged with and into the Company, in accordance with Ohio Law and New Jersey Law, whereupon the separate existence of Merger Subsidiary shall cease and the Company shall be the surviving corporation (the "Surviving Corporation"), and (ii) immediately subsequent thereto, (x) Nurseries shall transfer substantially all of its assets, including but not limited to all intellectual property rights, but excluding its liabilities, to the Company, (y) the Partnership and John Kenlon shall transfer all of the outstanding capital stock of Miracle-Gro UK to the Company and (z) the Charity, the Partnership and John Kenlon shall transfer all of the outstanding capital stock of Miracle-Gro New York to the Company.

          (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger Transactions set forth in Article IX, the Company and Merger Subsidiary will file certificates of merger with the Secretaries of State of the States of New Jersey and Ohio, in such forms as required by and executed in accordance with the provisions of, and shall make all other filings or recordings required, by the Applicable Corporate Statutes in connection with the Merger. The Merger shall become effective at such time as the applicable certificate of merger is duly filed with the Secretary of State of the applicable states or at such later time as is specified in such certificates of merger (the last such effective time being the Effective Time ).

          (c)  From and after the Effective Time, the Surviving
     Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under the Applicable Corporate Statutes.

          SECTION 1.02. Closing. Unless this Agreement shall have been terminated and abandoned pursuant to Section 10.01 and subject to the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article IX, the consummation of the Merger Transactions will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in
     Article IX, at the offices of Vorys, Sater, Seymour and Pease, 52 East Gay Street, Columbus, Ohio, unless another date or place is agreed to in writing by the Company and Scotts.

          SECTION 1.03. Effect of the Merger Transactions. At the Effective Time, the effect of the Merger Transactions shall be as provided in the Applicable Corporate Statutes. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.04.  Conversion of Securities.

          (a) At the effective time of the Merger, by virtue of the Merger and without any action on the part of the Company or any of the Shareholders, all issued and outstanding shares of capital stock of the Company immediately prior to the effective time of the Merger shall be converted into that number of shares of Class A Convertible Preferred Stock of Scotts set forth in Schedule 1.04(a) having the terms set forth in Annex A attached hereto (the Convertible Preferred Stock ), that number of Series A warrants of Scotts set forth in Schedule 1.04(a) having the terms set forth in Annex B hereto (the Series A Warrants ), that number of Series B warrants of Scotts set forth in Schedule 1.04(a) having the terms set forth in Annex C hereto (the Series B Warrants ), and that number of Series C warrants of Scotts set forth in Schedule 1.04(a) having the terms set forth in Annex D hereto (the Series C Warrants and, collectively with the Series A Warrants and the Series B Warrants, the Warrants ), and such Convertible Preferred Stock, Series A Warrants, Series B Warrants and Series C Warrants (collectively, the Merger Consideration ) shall be legally and beneficially owned by the Shareholders as set forth in Schedule 1.04(a). The holders of such certificates previously evidencing shares of capital stock of the Company outstanding prior to the effective time of the Merger shall cease to have any rights with respect to such shares of capital stock except as otherwise provided herein or by applicable law.

          (b) Immediately following the Effective Time, the Partnership, the Charity and John Kenlon shall deliver to the Company certificates representing all of the shares of outstanding capital stock of Miracle-Gro New York (accompanied by stock powers properly executed in blank or other appropriate instruments of transfer), and shall receive, in consideration therefor, shares of Convertible Preferred Stock as set forth in
     Schedule 1.04(b), and such Merger Consideration shall be legally and beneficially owned by the Partnership, the Charity and John Kenlon, respectively.

          (c) Immediately following the Effective Time the Partnership and John Kenlon shall deliver to the Company certificates representing all of the shares of outstanding capital stock of Miracle-Gro UK (accompanied by stock powers properly executed in blank or other appropriate instruments of transfer), and shall receive, in consideration therefor, shares of Convertible Preferred Stock as set forth in Schedule 1.04(c), and such Merger Consideration shall be legally and beneficially owned by the Partnership and John Kenlon, respectively.

          (d) At the effective time of the Asset Transfer and in consideration therefor, Nurseries shall receive that number of shares of Convertible Preferred Stock set forth in Schedule 1.04(d), and such Merger Consideration shall be legally and beneficially owned by Nurseries as set forth Schedule 1.04(d).

          (e) Each share of capital stock held by the Company as treasury stock immediately prior to the Effective Time shall automatically be cancelled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

          (f) Each share capital stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable common share, without par value, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (g) Notwithstanding the foregoing, the aggregate amount of Merger Consideration shall consist of (i) 195,000 shares representing $195 million face amount of Convertible Preferred Stock; (ii) Series A Warrants to purchase 1,000,000 common shares, without par value, of Scotts (the Scotts Common Stock );
     (iii) Series B Warrants to purchase 1,000,000 shares of Scotts Common Stock and (iv) Series C Warrants to purchase 1,000,000 shares of Scotts Common Stock.

          SECTION 1.05. Surrender. (a) At the Effective Time, the holders of shares of capital stock of the Company outstanding immediately prior to the Effective Time shall be entitled to receive the Merger Consideration set forth opposite their names in Schedule 1.04(a) upon surrender to Scotts of all certificates which formerly represented all outstanding shares of capital stock of the Company. At the Effective Time, the holders of shares of capital stock of Miracle-Gro New York and Miracle-Gro UK, respectively, shall be entitled to receive the Merger Consideration set forth opposite their names in Schedule 1.04(b) and Schedule 1.04(c), respectively, in exchange for certificates representing all outstanding shares of capital stock of Miracle-Gro New York and Miracle-Gro UK, respectively. At the Effective Time, Nurseries shall be entitled to receive the Merger Consideration set forth in Schedule 1.04(d).

          (b) After the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of capital stock of the Company on the records of any of the Company. If, after the Effective Time, certificates representing shares of capital stock of the Company are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article I.

          (c) No dividends or other distributions declared or made after the Effective Time which have a record date after the Effective Time shall be paid to the holder of any unsurrendered certificates representing shares of capital stock of any Miracle-Gro Constituent Company with respect to the shares of Convertible Preferred Stock they are entitled to receive until such certificates shall have been surrendered in accordance with this
     Article I.

          SECTION 1.06. Nurseries Liquidation. Promptly following the Effective Time, Nurseries shall liquidate in accordance with New York law.

                                 ARTICLE II

                         THE SURVIVING CORPORATION

          SECTION 2.01. Reincorporation. Immediately after the Effective Time, the Surviving Corporation shall be merged with and into a newly-formed, wholly-owned subsidiary of the Surviving Corporation which shall be an Ohio corporation ( New Miracle-
     Gro )(the Reincorporation ). The effect of the Reincorporation shall be as provided under Ohio Law and New Jersey Law. Without limiting the generality of the foregoing, and subject thereto, at the effective time of the Reincorporation, all the property, rights, privileges, powers and franchises of the Surviving Corporation shall vest in New Miracle-Gro, and all debts, liabilities and duties of the Surviving Corporation shall become the debts, liabilities and duties of New Miracle-Gro. It is intended that the Reincorporation qualify as a reorganization under the provisions of Section 368(a)(1)(F) of the Code.

          SECTION 2.02. Articles of Incorporation; Code of Regulations. (a) At the effective time of the Merger, the Certificate of Incorporation and the By-laws of the Company, as in effect immediately prior to such effective time, shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation.

          (b) At the effective time of the Reincorporation, the Articles of Incorporation and the Code of Regulations of New Miracle-Gro, as in effect immediately prior to such effective time, shall be the Articles of Incorporation and the Code of Regulations of New Miracle-Gro, except that the name of New Miracle-Gro shall be changed to Scotts Miracle-Gro Products, Inc.

          SECTION 2.03. Directors and Officers. From and after the respective effective times of the Merger and the Reincorporation, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Surviving Corporation shall be the directors set forth on
     Schedule 2.03, and (ii) the officers of the Surviving Corporation and New Miracle-Gro shall be the officers set forth on Schedule 2.03.

                                ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
         OF THE MIRACLE-GRO CONSTITUENT COMPANIES, THE SHAREHOLDERS
                          AND THE GENERAL PARTNERS

          As of January 26, 1995, each of the Miracle-Gro Constituent Companies, the Shareholders and the General Partners, jointly and severally, represent and warrant to Scotts and Merger Subsidiary that (provided, however, that the Charity does not make any representation or warranty as to the matters covered by Sections
     3.12 or 3.20 hereof):

          SECTION 3.01. Corporate Existence and Power. Each of the Miracle-Gro Constituent Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted or as heretofore conducted by the Miracle-Gro Constituent Companies, except to the extent the failure to have such powers, licenses, authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Miracle-Gro Constituent Companies, taken as a whole (a Company Material Adverse
     Effect ). Each of the Miracle-Gro Constituent Companies is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

          SECTION 3.02. Organizational Documents. Each of the Miracle-Gro Constituent Companies has heretofore delivered to Scotts true and complete copies of the certificate of incorporation and by-laws, or equivalent organizational documents, of such Miracle-Gro Constituent Company, in each case as currently in effect. None of the Miracle-Gro Constituent Companies is in violation of any provision of its certificate of incorporation, by-laws or equivalent organizational documents, except for such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          SECTION 3.03. Corporate Authorization. The execution, delivery and performance by the Miracle-Gro Constituent Companies of this Agreement and the consummation by the Miracle-Gro Constituent Companies of the transactions contemplated hereby are within the corporate powers of each of the Miracle-Gro Constituent Companies and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of the Miracle-Gro Constituent Companies. The Merger, the Stock Sales and the Asset Transfer, respectively, have been approved by the unanimous vote of all of the outstanding capital shares of each of the respective Miracle-Gro Constituent Companies.

          SECTION 3.04. Governmental Authorization. The execution, delivery and performance by the Miracle-Gro Constituent Companies and the Shareholders of this Agreement and the consummation of the transactions contemplated by the Agreement by the Miracle-Gro Constituent Companies require no consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, except (A) for (i) the filing of certificates of merger and/or other appropriate merger documents in accordance with New Jersey Law and Ohio Law; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the HSR Act ); (iii) compliance with any applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the Securities Act ), state securities or blue sky laws and state takeover laws; (iv) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the Exchange Act ); and (v) any applicable requirements of non-United States competition, antitrust and investment laws and (B) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the consummation of the Merger or otherwise prevent any Miracle-Gro Constituent Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Company Material Adverse Effect.

          SECTION 3.05. Non-Contravention. The execution, delivery and performance by the Miracle-Gro Constituent Companies and the Shareholders of this Agreement and the consummation by the Miracle-Gro Constituent Companies and the Shareholders of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation, by-laws or equivalent organizational documents of any Miracle-Gro Constituent Company; (ii) assuming compliance with the matters referred to in Section 3.04, contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to any Miracle-Gro Constituent Company or any Shareholder; (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of any Miracle-Gro Constituent Company or to a loss of any benefit to which any Miracle-Gro Constituent Company is entitled under any provision of any agreement, contract or other instrument binding upon any Miracle-Gro Constituent Company or any license, franchise, permit or other similar authorization held by any Miracle-Gro Constituent Company; or (iv) result in the creation or imposition of any Lien on any asset of any Miracle-Gro Constituent Company, except, in the case of clauses
     (ii), (iii) and (iv), for any such conflicts, violations, defaults, breaches or other occurrences which would not prevent or delay consummation of the Merger, or otherwise prevent any Miracle-Gro Constituent Company from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          SECTION 3.06. Capitalization. (a) The authorized capital stock of the Company consists of 20,000 shares of Voting Common Stock, without par value, and 20,000 shares of Non-Voting Common Stock, without par value. As of the date hereof there are, and as of the Effective Time there will be, outstanding 13,405 shares of Voting Common Stock and 13,405.284 shares of Non-Voting Common Stock. All outstanding shares of capital stock of the Company have been, and at the Effective Time will be, duly authorized and validly issued and are, and at the Effective Time will be, fully paid and nonassessable.

          (b) The authorized capital stock of Miracle-Gro New York consists of 1,500 shares of Voting Common Stock, without par value, and 1,500 shares of Non-Voting Common Stock, without par value. As of the date hereof there are, and as of the Effective Time there will be, outstanding 1,000 shares of Voting Common Stock and 999.8 shares of Non-Voting Common Stock. All outstanding shares of capital stock of Miracle-Gro New York have been, and at the Effective Time will be, duly authorized and validly issued and are, and at the Effective Time will be, fully paid and nonassessable.

          (c) The authorized capital stock of Miracle-Gro UK consists of 20,000 shares of Voting Common Stock, without par value, and 20,000 shares of Non-Voting Common Stock, without par value. As of the date hereof there are, and as of the Effective Time there will be, outstanding 4,997.274 shares of Voting Common Stock and 4,997.106 shares of Non-Voting Common Stock. All outstanding shares of capital stock of Miracle-Gro UK have been, and at the Effective Time will be, duly authorized and validly issued and are, and at the Effective Time will be, fully paid and nonassessable.

          (d) Except as set forth in this Section, there are, and at the Effective Time will be, outstanding (i) no shares of capital stock or other voting securities of any of the Miracle-Gro Constituent Companies, (ii) no securities of any of the Miracle-Gro Constituent Companies convertible into or exchangeable for shares of capital stock or voting securities of any of the Miracle-Gro Constituent Companies, and (iii) no options or other rights to acquire from any of the Miracle-Gro Constituent Companies, and no obligation of any of the Miracle-Gro Constituent Companies to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any of the Miracle-Gro Constituent Companies (the items in clauses (i), (ii) and (iii) being referred to collectively as the Company Securities ). There are, and at the Effective Time will be, no outstanding obligations of any of the Miracle-Gro Constituent Companies, to repurchase, redeem or otherwise acquire any Company Securities or make any material investment in any other Person. None of the Miracle-Gro Constituent Companies has, or at the Effective Time
     will have, any Subsidiaries.   Subsidiary  means with respect to
     any of the Miracle-Gro Constituent Companies, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by any of the Miracle-Gro Constituent Companies.

          SECTION 3.07. Financial Statements. The audited combined financial statements of the Miracle-Gro Constituent Companies as of September 30, 1993 and 1994 and for the three fiscal years ended September 30, 1994, which have previously been provided to Scotts fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the combined financial position of the Miracle-Gro Constituent Companies as of the dates thereof and their combined results of operations and changes in financial position for the periods then ended (subject to normal and recurring year-end adjustments in the case of any unaudited interim financial statements which were not, and are not expected, individually or in the aggregate, to be, material in amount). For purposes of this Agreement, Balance Sheet means the combined balance sheet of the Miracle-Gro Constituent Companies as of September 30, 1994 and Balance Sheet Date means September 30, 1994.

          SECTION 3.08. Disclosure Documents. The information with respect to the Miracle-Gro Constituent Companies that the Company furnishes to Scotts in writing specifically for use in Scotts proxy or information statement (together with any amendments thereof, or supplements thereto, the Scotts Proxy Statement ) to be filed with the Securities and Exchange Commission (the SEC ) in connection with the Merger Transactions will not, at the time of the filing of such Scotts Proxy Statement or at the time it is first mailed to the shareholders of Scotts, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 3.09. Absence of Certain Changes. Since the Balance Sheet Date and except as disclosed to Scotts in Section
     3.09 of the disclosure schedule previously delivered to Scotts by the Company (the Company Disclosure Schedule ), the Miracle-Gro Constituent Companies have conducted their business only in the ordinary course consistent with past practice and there has not been:

               (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Company Material Adverse Effect;

               (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of any of the Miracle-Gro Constituent Companies, or any repurchase, redemption or other acquisition by any Miracle-Gro Constituent Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, any Miracle-Gro Constituent Company;

               (c) any amendment of any material term of any outstanding security of any Miracle-Gro Constituent Company;

               (d) any incurrence, assumption or guarantee by any Miracle-Gro Constituent Company of any indebtedness for borrowed money;

               (e)  any creation or assumption by any Miracle-Gro
          Constituent Company of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

               (f) any making of any loan, advance or capital contribution to or investment in any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof (each, a Person ), other than loans, advances or capital contributions to or investments in any Miracle-Gro Constituent Company made in the ordinary course of business consistent with past practices;

               (g) any transaction or commitment made, or any contract or agreement entered into, by any Miracle-Gro Constituent Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by any Miracle-Gro Constituent Company of any contract or other right, in either case, material to the Miracle-Gro Constituent Companies, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

               (h) any change in any method of accounting or accounting practice by any Miracle-Gro Constituent Company, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

               (i) any (i) grant of any severance or termination pay to any director, officer, employee or agent of any Miracle-Gro Constituent Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer, employee or agent of any Miracle-Gro Constituent Company, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers, employees or agents of any Miracle-Gro Constituent Company, other than in the ordinary course of business consistent with past practice or, in the case of employment agreements, as contemplated by Section 9.02(v); or

               (j) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of any Miracle-Gro Constituent Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

          SECTION 3.10. No Undisclosed Material Liabilities. Except as and to the extent set forth in the Balance Sheet or as otherwise set forth in Section 3.10 of the Company Disclosure Schedule, none of the Miracle-Gro Constituent Companies had any liability or obligation of any nature (whether accrued, contingent, absolute, determined, determinable or otherwise) that
     (i) would be required to be reflected on a combined balance sheet of the Miracle-Gro Constituent Companies (including the notes thereto) or (ii) would have, or could reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          SECTION 3.11.  Litigation.  Except as set forth in Section
     3.11 of the Company Disclosure Schedule, there is no claim, action, suit, investigation or proceeding pending against or, to the knowledge of the Company or the Shareholders, threatened against any of the Miracle-Gro Constituent Companies or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, would reasonably be likely to have a Company Material Adverse Effect or would reasonably be likely to impair the ability of any Miracle-Gro Constituent Company to consummate the Merger Transactions or the other transactions contemplated by this Agreement.

          SECTION 3.12. Taxes. Each of the Miracle-Gro Constituent Companies has timely filed all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupation, license, lease, environmental, customs, duties, property, windfall profits and all other tax returns, statements, reports and forms (the Tax Returns ) required to be filed with the appropriate tax authority through the date hereof, the failure of which to file would result in a Company Material Adverse Effect, and shall timely file all such Tax Returns required to be filed on or before the Effective Time. To the best knowledge of the Company and the Shareholders, such Tax Returns are and will be true, correct and complete in all material respects. Each of the Miracle-Gro Constituent Companies has paid and discharged all federal, state, local and foreign Taxes due from them, other than such Taxes that are adequately reserved as shown on the Balance Sheet. Neither the Internal Revenue Service nor any other taxing agency or authority, domestic or foreign, is now asserting or, to the best knowledge of the Company and the Shareholders, threatening to assert against any of the Miracle-Gro Constituent Companies any material deficiency or claim for additional Taxes. There are no unexpired waivers by any of the Miracle-Gro Constituent Companies of any statutes of limitations with respect to Taxes which, individually or in the aggregate would have a Company Material Adverse Effect. The accruals and reserves for Taxes reflected in the Balance Sheet are adequate for the periods covered. Each of the Miracle-Gro Constituent Companies has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected, except to the extent that the failure to so withhold or collect and pay would not, individually or in the aggregate, have a Company Material Adverse Effect. There are no Liens for Taxes upon the assets of any of the Miracle-Gro Constituent Companies, which, individually or in the aggregate would have a Company Material Adverse Effect or other than Liens for current Taxes not yet due and payable. None of the Miracle-Gro Constituent Companies has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. None of the Miracle-Gro Constituent Companies is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of excess parachute payments within the meaning of Section 280G of the Code. Each of the Miracle-Gro Constituent Companies, other than Nurseries, was, at all times from January 1, 1985 to May 1, 1995, an S corporation within the meaning of Section 1361(a)(1) of the Code (or the corresponding provisions of preceding law) and during such period was not subject to the tax imposed on certain built-in gains under Section 1374 of the Code or the tax imposed under Section 1375 of the Code. For purposes of this Agreement, Taxes shall mean all taxes, charges and other assessments, including any interest, penalties or additions to tax with respect thereto. For purposes of this Section 3.12 only, a Company Material Adverse Effect shall mean a Loss (as hereafter defined) in excess of $500,000.

          SECTION 3.13. ERISA. (a) Section 3.13(a) of the Company Disclosure Schedule includes a list identifying each employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ( ERISA ), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by any Miracle-Gro Constituent Company or any affiliate (as defined below) and covers any employee or former employee of any Miracle-Gro Constituent Company or any affiliate or under which any Miracle-Gro Constituent Company or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Scotts together with (x) the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively
     herein as the  Employee Plans.   For purposes of this Section,
      affiliate of any Person means any other Person which, together with such Person, would be treated as a single employer under
     Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an employee pension benefit plan as defined in Section 3(2) of ERISA (the
      Pension Plans ) are identified as such in the list referred to above. The Company has provided Scotts with complete age, salary, service and related data as of December 31, 1994 for employees and former employees of each of the Miracle-Gro Constituent Companies and any affiliate covered under the Pension Plans.

          (b) Except as otherwise identified in Section 3.13(b) of the Company Disclosure Schedule, no Employee Plan constitutes a multiemployer plan , as defined in Section 3(37) of ERISA (a Multiemployer Plan ), and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. The only Employee Plans that are subject to Title IV of ERISA (the Retirement Plans ) are identified in the list of such Employee Plans heretofore provided to Scotts by the Company. As of the Balance Sheet Date, the fair market value of the assets of each Retirement Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under such Retirement Plan determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation (the PBGC ) as in effect on such date. No accumulated funding deficiency, as defined in
     Section 412 of the Code, has been incurred with respect to any Pension Plan, whether or not waived. The Company and the Shareholders know of no reportable event, within the meaning of
     Section 4043 of ERISA for which the 30-day notice requirement to the PBGC has not been waived, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Employee Plan, other than a reportable event that, individually or in the aggregate, will not have a Company Material Adverse Effect. No condition exists and no event has occurred that would constitute grounds for termination of any Retirement Plan or, with respect to any Employee Plan which is a Multiemployer Plan, presents a material risk of a complete or partial withdrawal under Title IV of ERISA and neither any Miracle-Gro Constituent Company nor any of their respective affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. If a complete withdrawal by any Miracle-Gro Constituent Company and all of its respective affiliates were to occur as of the Effective Time with respect to all Employee Plans which are Multiemployer Plans, neither any Miracle-Gro Constituent Company nor any such affiliate would incur any material withdrawal liability under Title IV of ERISA. To the Company s and the Shareholders knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make any Miracle-Gro Constituent Company or any officer or director of any Miracle-Gro Constituent Company subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could, individually or in the aggregate, have a Company Material Adverse Effect.

          (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to
     Section 501(a) of the Code. The Company has furnished to Scotts copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

          (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of any Miracle-Gro Constituent Company or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

          (e) Section 3.13(e) of the Company Disclosure Schedule sets forth a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by any of the Miracle-Gro Constituent Companies or any of their respective affiliates and (iii) covers any employee or former employee of any of the Miracle-Gro Constituent Companies or any of their respective affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to Scotts are referred to collectively
     herein as the  Benefit Arrangements.   Each Benefit Arrangement
     has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

          (f) The excess of the present value of the projected liability in respect of post-retirement health and medical benefits for retired employees of any Miracle-Gro Constituent Companies and their respective affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the
     Code) does not in the aggregate exceed $1,000,000. No condition exists that would prevent any Miracle-Gro Constituent Company from amending or terminating any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of any of the Miracle-Gro Constituent Companies other than limitations imposed under the terms of a collective bargaining agreement.

          (g) Except as set forth in Section 3.13(g) of the Company Disclosure Schedule, no Miracle-Gro Constituent Company is a party to or subject to any union contract or any employment contract or arrangement providing for annual future compensation of $50,000 or more with any officer, consultant, director or employee.

          (h) The consummation of the transactions contemplated hereby will not result in any material acceleration of benefits, or the modification of the terms of any benefits, payable to or for the benefit of any officer, director or employee of any Miracle-Gro Constituent Company, including any acceleration of vesting of stock options or any changes in any amounts or timing of any amounts payable under any incentive arrangement.

          SECTION 3.14.  Trademarks, Patents and Copyrights.  (a)
     Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) all patents, patent rights, trademarks, trademark rights, trade names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Miracle-Gro Constituent Companies (collectively, "Intellectual Property Rights") and (ii) all licenses, commitments and other agreements to which any Miracle-Gro Constituent Company is a party providing for the license of any Intellectual Property Rights to or from any other Person.

          (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, the Miracle-Gro Constituent Companies own or possess adequate licenses or other rights to use all of the Intellectual Property Rights; there are no Intellectual Property Rights necessary for use in connection with the business of the Miracle-Gro Constituent Companies which are not owned or possessed by the Miracle-Gro Constituent Companies or which, upon completion of the Merger Transactions, will not be owned or possessed by the Company; and neither the Company nor the Shareholders is aware of any assertion or claim challenging the validity of any of the Intellectual Property Rights; and the conduct of the business of the Miracle-Gro Constituent Companies, to the best knowledge of the Company and the Shareholders, does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party. To the best knowledge of the Company and the Shareholders, there are no infringements of any proprietary rights owned by or licensed by or to any Miracle-Gro Constituent Company that individually or in the aggregate would have a Company Material Adverse Effect.

          SECTION 3.15.  Material Contracts.  (a)  Except for
     agreements, contracts, plans, leases, arrangements or commitments (in each case, oral or written) set forth in Section 3.15(a) of the Company Disclosure Schedule, no Miracle-Gro Constituent
     Company is a party to or subject to:

                    (i)  any lease providing for annual rental
               payments of $50,000 or more;

                    (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by any Miracle-Gro
               Constituent Company of $50,000 or more;

                    (iii) any sales, distribution or other similar agreement providing for the sale by any Miracle-Gro Constituent Company of materials, supplies, goods, services, equipment or other assets that provides for annual payments to any Miracle-Gro Constituent Company of $100,000 or more;

                    (iv)  any partnership, joint venture or other
               similar contract arrangement or agreement;

                    (v) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $25,000;

                    (vi) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by any Miracle-Gro Constituent Company;

                    (vii) any agency, dealer, sales representative or other similar agreement;

                    (viii)  any contract or other document that
               substantially limits the ability of any Miracle-Gro Constituent Company to compete in any line of business or with any Person or in any area or which would so restrict any of the Miracle-Gro Constituent Companies after the Effective Time; or

                    (ix) any other contract or commitment not made in the ordinary course of business that is material to the Company or any other Miracle-Gro Constituent Company.

          (b) Each agreement, contract, lease, arrangement and commitment disclosed in Section 3.15(a) of the Company Disclosure Schedule or required to be disclosed pursuant to this Section is a valid and binding agreement of such Miracle-Gro Constituent Company and is in full force and effect, and neither any Miracle-Gro Constituent Company nor, to the knowledge of the Company and the Shareholders, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease arrangement or commitment.

          SECTION 3.16. Compliance with Laws. No Miracle-Gro Constituent Company is in violation of, or has violated, any applicable provisions of any laws, rules, statutes, ordinances or regulations, except for violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          SECTION 3.17. Finders Fees. No investment banker, broker, finder or other intermediary (other than CS First Boston Corporation ( CS First Boston )) has been retained by, or authorized to act on behalf of, any Miracle-Gro Constituent Company and entitled to any fee or commission in connection with the Merger Transactions or the transactions contemplated by this Agreement. The Company has previously furnished to Scotts a complete and correct copy of all agreements between CS First Boston and any Miracle-Gro Constituent Company (or any Shareholder) pursuant to which such firm would be entitled to any payment relating to the Merger Transactions or the transactions contemplated by this Agreement.

          SECTION 3.18. Other Information. The statements contained in the documents and certificates furnished or to be furnished by any of the Miracle-Gro Constituent Companies or the Shareholders pursuant to this Agreement and in connection with the transactions contemplated by this Agreement, when considered in their entirety and taking into account all subsequent corrections, modifications and amplifications of previously delivered information, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Notwithstanding anything herein to the contrary, none of the Miracle-Gro Constituent Companies nor any Shareholder makes any representation or warranty regarding any financial projection relating to the Company and/or the other Miracle-Gro Constituent Companies or any other indications of future financial performance or results of any Miracle-Gro Constituent Company.

          SECTION 3.19. Environmental Compliance. Except as set forth in Section 3.19 of the Company Disclosure Schedule:

          (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of the Company or the Shareholders, after due inquiry, threatened by any governmental or other entity, and there are no existing orders, decrees or agreements in effect or, to the knowledge of the Company or the Shareholders, after due inquiry, threatened, (i) with respect to any alleged material violation of any Environmental Law (as hereafter defined) in connection with the conduct of the business of any of the Miracle-Gro Constituent Companies (for purposes of this Section 3.19, the Miracle-Gro Constituent Companies shall include any predecessor of any of the Miracle-Gro Constituent Companies) or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required by any Environmental Law in connection with the conduct of the business of the Miracle-Gro Constituent Companies or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal or release (including a release as defined in 42 USC
     SECTION 9601) ( Release ) of any polluting material, including petroleum, its derivatives, by-products and other hydrocarbons
     ( Polluting Substance ).

          (b)(i) No Miracle-Gro Constituent Company has, other than as a generator, handled any Polluting Substance, on any property now or previously owned or leased by any Miracle-Gro Constituent Company; (ii) no asbestos is present at any property now or previously owned or leased by any Miracle-Gro Constituent Company; (iii) there are no underground storage tanks currently in use or, to the knowledge of the Company or the Shareholders, abandoned at any property now or previously owned or leased by any Miracle-Gro Constituent Company which have been used to store or have contained a substance which is regulated by Environmental Laws or which, if Released into the environment, would result in pollution, (iv) there has been no Release of a Polluting Substance with respect to which any of the Miracle-Gro Constituent Companies may reasonably be required to perform investigation or remediation, other than routine spills and leaks which are addressed in the ordinary course of business, at, on or under any property now or previously owned or leased by any Miracle-Gro Constituent Company and (v) no Hazardous Substance (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ( CERCLA )) is present in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by any Miracle-Gro Constituent Company.

          (c) To the knowledge of the Company and the Shareholders, no Miracle-Gro Constituent Company has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance (as defined in CERCLA) to any location which is listed or proposed for listing on the nationwide priorities list established under CERCLA or on any similar state list.

          (d) To the knowledge of the Company and the Shareholders, no oral or written notification of a Release of a Hazardous Substance (as defined in CERCLA) has been filed by or on behalf of any Miracle-Gro Constituent Company, and no property now or previously owned or leased by any Miracle-Gro Constituent Company is listed, or to the knowledge of the Company or the Shareholders, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA.

          (e) There are no environmental Liens on any asset of any Miracle-Gro Constituent Company and no government actions have been taken or are in process which could subject any of such assets to such Liens.

          (f) Except as set forth in Section 3.19(f) of the Company Disclosure Schedule, there have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any of the Miracle-Gro Constituent Companies in relation to any property or facility now or previously owned or leased by any Miracle-Gro Constituent Company.

          (g) For purposes of this Agreement, Environmental Law means all applicable Federal, state and local laws, rules and regulations, including common law, orders decrees, permits and other binding requirements relating to pollution, the preservation of the environment and Releases of pollutants into the environment or the workplace.

          SECTION 3.20 Stock Ownership. Immediately following the Effective Time, the Shareholders shall deliver to the Company all of the outstanding capital stock of, or other ownership interest in, Miracle-Gro UK and Miracle-Gro New York free and clear of any Lien and free of any other limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interest, and at such time there will be no options or other rights to acquire from the Company, or of Miracle-Gro UK or Miracle-Gro New York to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interest in, Miracle-Gro UK or Miracle-Gro New York, respectively.

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES
                      OF SCOTTS AND MERGER SUBSIDIARY

          As of January 26, 1995, Scotts and Merger Subsidiary, jointly and severally, represent and warrant to the Miracle-Gro Constituent Companies and the Shareholders that:

          SECTION 4.01. Corporate Existence and Power. Each of Scotts and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to own, lease and operate its properties and to carry on its business as now conducted except to the extent the failure to have such powers, licenses, authorizations, consents or approvals would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of Scotts and its consolidated Subsidiaries, taken as a whole (a Scotts Material Adverse Effect ). Each of Scotts and Merger Subsidiary is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Scotts Material Adverse Effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

          SECTION 4.02. Organizational Documents. Scotts has heretofore delivered to the Company true and complete copies of the Articles of Incorporation and Code of Regulations of Scotts, Merger Subsidiary and New Miracle-Gro, in each case as currently in effect. Neither Scotts nor Merger Subsidiary is in violation of any provision of its Articles of Incorporation or Code of Regulations, except for such violations that would not, individually or in the aggregate, have a Scotts Material Adverse Effect.

          SECTION 4.03. Corporate Authorization. The execution, delivery and performance by Scotts and Merger Subsidiary of this Agreement and the consummation by Scotts and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of each of Scotts and Merger Subsidiary and have been duly authorized by all necessary corporate action (other than the required approval by Scotts shareholders of the matters set forth in Sections 9.01(iii) and (iv) (the Scotts Shareholder Consent ). This Agreement constitutes a valid and binding agreement of Scotts and Merger Subsidiary.

          SECTION 4.04. Governmental Authorization. The execution, delivery and performance by Scotts and Merger Subsidiary of this Agreement and the consummation by Scotts and Merger Subsidiary of the transactions contemplated by the Agreement require no consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, except
     (A) for (i) the filing of a certificate of merger and/or other appropriate merger documents in accordance with New Jersey Law and Ohio Law, (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the Securities Act, state securities or blue sky laws and state takeover laws; (iv) compliance with any applicable requirements of Exchange Act; and (v) any applicable requirements of non-United States competition, antitrust and investment laws and (B) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the consummation of the Merger or otherwise prevent Scotts or Merger Subsidiary from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Scotts Material Adverse Effect.

          SECTION 4.05. Non-Contravention. The execution, delivery and performance by Scotts and Merger Subsidiary of this Agreement and the consummation by Scotts and Merger Subsidiary of the transactions contemplated hereby, assuming receipt of the Scotts Shareholder Consent, do not and will not (i) contravene or conflict with the Articles of Incorporation or Code of Regulations of Scotts or Merger Subsidiary; (ii) assuming compliance with the matters referred to in Section 4.04, contravene or conflict with or constitute a violation of any provision of law, rule regulation, judgment, injunction, order or decree binding upon Scotts or Merger Subsidiary; (iii) assuming satisfaction or waiver of the conditions set forth in Section 9.01(i) and Section 9.01(ii), constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Scotts or Merger Subsidiary or to a loss of any material benefit to which Scotts or Merger Subsidiary is entitled under any material agreement, contract or other instrument binding upon Scotts or Merger Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of Scotts or Merger Subsidiary, except, in the case of clauses (ii),
     (iii) and (iv), for any such conflicts, violations, defaults, breaches or other occurrences which would not prevent or delay consummation of the Merger, or otherwise prevent Scotts or Merger Subsidiary from performing its obligations under this Agreement, and would not, individually or in the aggregate, have a Scotts Material Adverse Effect.

          SECTION 4.06. Capitalization. (a) As of the date hereof, the authorized capital stock of Scotts consists of 35,000,000 shares of Scotts Common Stock. As of January 15, 1995, there were outstanding 18,667,064 shares of Scotts Common Stock and employee stock options to purchase an aggregate of 1,428,705 shares of Scotts Common Stock (of which options to purchase an aggregate of 575,816 shares were exercisable). All of the outstanding common shares of Scotts have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and except for changes since January 15, 1995, resulting from the exercise of employee stock options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of Scotts, (ii) no securities of Scotts convertible into or exchangeable for shares of capital stock or voting securities of Scotts, and (iii) no options or other rights to acquire from Scotts, and no obligation of Scotts to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Scotts (the items in clauses (i), (ii) and (iii) being referred to collectively as the Scotts Securities ). There are no outstanding obligations of Scotts or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Scotts Securities. Subsidiary, with respect to Scotts, means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by Scotts.

          (b) The authorized capital stock of Merger Subsidiary consists of 1,000 common shares, without par value. As of the date hereof, there are outstanding 1,000 common shares. All of the outstanding common shares of Merger Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section, there are outstanding (i) no shares of capital stock or other voting securities of Merger Subsidiary, (ii) no securities of Merger Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Merger Subsidiary, and (iii) no options or other rights to acquire from Merger Subsidiary, and no obligation of Merger Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Subsidiary.

          (c) The Merger Consideration, when issued in accordance with this Agreement, will be duly authorized, validly issued, in the case of the Convertible Preferred Stock, fully paid and non-assessable, and, in the case of the Warrants, valid and binding obligations of Scotts.

          SECTION 4.07. SEC Filings; Financial Statements. (a) Scotts has filed all forms, reports and documents required to be filed by it with the SEC since September 30, 1992, and has heretofore made available to the Company and the Shareholders, in the form filed with the SEC (excluding any exhibits thereto, unless otherwise specifically requested by the Company or the Shareholders), (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 1992, 1993 and 1994, respectively; (ii) all proxy statements relating to meetings of Scotts shareholders (whether annual or special) held since October 1, 1992; and (iii) all other reports and registration statements (other than Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed prior to September 30, 1994) filed with the SEC since October 1, 1992 (the forms, reports and other documents referred to in clauses (i) through (iii) being referred to herein, collectively, as the Scotts Disclosure Documents ). The Scotts Disclosure Documents and any other forms, reports or other documents filed by Scotts with the SEC after the date of this Agreement but prior to the Effective Time (x) were prepared, or will be prepared, in accordance with the Securities Act or the Exchange Act, as the case may be, and (y) did not at the time they were filed, or will not at the time they are filed, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to Scotts by any Miracle-Gro Constituent Company or any Shareholder. Notwithstanding anything herein to the contrary, neither Scotts nor Merger Subsidiary makes any representation or warranty regarding any financial projection relating to Scotts or any of its Subsidiaries or any other indications of future financial performance or results of Scotts or any of its Subsidiaries.

          (b) Each of the consolidated financial statements (including any notes thereto) contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (the 1994 Form 10-K ), was prepared in accordance with generally accepted accounting principles and fairly presents the consolidated financial position, results of operations and cash flows of Scotts and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein.

          (c) Except as and to the extent set forth in the consolidated balance sheet included in the 1994 Form 10-K, or as otherwise set forth in Section 4.07 of the disclosure schedule previously delivered to the Company by Scotts (the Scotts Disclosure Schedule ), Scotts had no liability or obligation of any nature (whether accrued, contingent, absolute, determined, determinable or otherwise) that (i) would be required to be reflected in such consolidated balance (including the notes thereto) or (ii) would have, or could reasonably be likely to have, individually or in the aggregate, a Scotts Material Adverse Effect.

          SECTION 4.08. Absence of Certain Changes. Since September 30, 1994, and except as disclosed to the Company in Section 4.08 of the Scotts Disclosure Statement or as otherwise contemplated by this Agreement, Scotts has conducted its business only in the ordinary course consistent with past practice and there has not been:

                    (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably could be expected to have a Scotts Material Adverse Effect;

                    (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Scotts, or any repurchase, redemption or other acquisition by Scotts or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Scotts;

                    (c) any amendment of any material term of any outstanding security of Scotts;

                    (d) any incurrence, assumption or guarantee by Scotts of indebtedness for borrowed money, which incurrence, assumption or guarantee is material to Scotts and its Subsidiaries, taken as a whole;

                    (e) any creation or assumption by Scotts of a Lien on any material asset, which creation or assumption is material to Scotts and its Subsidiaries, taken as a whole, other than those in the ordinary course of business consistent with past practices;

                    (f) any making of any loan, advance or capital contribution to or investment in any Person, which is material to Scotts and its Subsidiaries, taken as whole, other than loans, advances or capital contributions to or investments in any Subsidiary of Scotts made in the ordinary course of business consistent with past practices;

                    (g) any transaction or commitment made, or any contract or agreement entered into, by Scotts or its Subsidiaries relating to their respective assets or business (including the acquisition or disposition of any assets) or any relinquishment by Scotts or its Subsidiaries of any contract or other right, in either case, material to Scotts and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                    (h) any change in any method of accounting or accounting practice by Scotts, except for any such change required by reason of a concurrent change in generally accepted accounting principles; or

                    (i)  any labor dispute, other than routine
               individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of Scotts, which employees were not subject to a collective bargaining agreement at September 30, 1994, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

          SECTION 4.09. No Undisclosed Material Liabilities. Except as and to the extent set forth in the 1994 Form 10-K, or as otherwise set forth in Section 4.09 of the Scotts Disclosure Schedule, neither Scotts nor any of its Subsidiaries had any liability or obligation of any nature (whether accrued, contingent, absolute, determined, determinable or otherwise) that
     (i) would be required to be reflected on a consolidated balance sheet of Scotts and its Subsidiaries (including the notes thereto) or (ii) would have, or could reasonably be likely to have, individually or in the aggregate, a Scotts Material Adverse Effect.

          SECTION 4.10. Litigation. Except as set forth in the 1994 Form 10-K or in Section 4.10 of the Scotts Disclosure Schedule, there is no claim, action, suit, investigation or proceeding pending against or, to the knowledge of Scotts, threatened against Scotts or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, would reasonably be likely to have a Scotts Material Adverse Effect or would reasonably be likely to have impair the ability of Scotts or Merger Subsidiary to consummate the Merger or the other transactions contemplated by this Agreement.

          SECTION 4.11. Taxes. Scotts and each of its Subsidiaries has timely filed all Tax Returns required to be filed with the appropriate tax authority through the date hereof, the failure of which to file would result in a Scotts Material Adverse Effect, and shall timely file all such Tax Returns required to be filed on or before the Effective Time. To the best knowledge of Scotts, such Tax Returns are and will be true, correct and complete in all material respects. Scotts and each of its Subsidiaries has paid and discharged all federal, state, local and foreign Taxes due from them, other than such Taxes that are adequately reserved as shown on the balance sheet of Scotts included in the 1994 Form 10-K (the Scotts Balance Sheet ). Neither the Internal Revenue Service nor any other taxing agency or authority, domestic or foreign, is now asserting or, to the best knowledge of Scotts, threatening to assert against Scotts or any of its Subsidiaries any material deficiency or claim for additional Taxes. There are no unexpired waivers by Scotts or any of its Subsidiaries of any statutes of limitations with respect to Taxes which, individually or in the aggregate would have a Scotts Material Adverse Effect. The accruals and reserves for Taxes reflected in the Scotts Balance Sheet are adequate for the periods covered. Scotts and each of its Subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected, except to the extent that the failure to so withhold or collect and pay would not, individually or in the aggregate, have a Scotts Material Adverse Effect. There are no Liens for Taxes upon the assets of Scotts or any of its Subsidiaries, which, individually or in the aggregate would have a Scotts Material Adverse Effect or other than Liens for current Taxes not yet due and payable. Scotts has not agreed to make, and is not required to make, any adjustment under Section 481(a) of the Code. Neither Scotts nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of excess parachute payments within the meaning of Section 280G of the Code. For purposes of this Section 4.11 only, a Scotts Material Adverse Effect shall mean a Loss (as hereafter defined) in excess of $500,000.

          SECTION 4.12. ERISA. (a) Section 4.12(a) of the Scotts Disclosure Schedule includes a list identifying each material employee benefit plan, as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by Scotts, any of its Subsidiaries or any affiliate (as defined below) and covers any employee or former employee of Scotts, any of its Subsidiaries or any affiliate or under which Scotts, any of its Subsidiaries or any affiliate has any liability. Copies of such plans (and, if applicable and available, related trust agreements) and all amendments thereto have been furnished to the Company. Such plans are referred to collectively herein as the Scotts Employee
     Plans.   For purposes of this Section,  affiliate  of any Person
     means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. The only Employee Plans which individually or collectively would constitute an employee pension benefit plan as defined in
     Section 3(2) of ERISA (the Scotts Pension Plans ) are identified as such in the list referred to above. Scotts has provided the Company with (x) complete age, salary, service and related data as of December 31, 1994 for employees and former employees of Scotts, any of its Subsidiaries and any affiliate covered under the Scotts Pension Plans who had a salary in excess of $100,000 for the fiscal year ended September 30, 1994 and (y) the two most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan.

          (b) Except as otherwise identified in Section 4.12(b) of the Scotts Disclosure Schedule, no Scotts Employee Plan constitutes a multiemployer plan , as defined in Section 3(37) of ERISA (a Scotts Multiemployer Plan ), and no Scotts Employee Plan is maintained in connection with any trust described in
     Section 501(c)(9) of the Code. The only Scotts Employee Plans that are subject to Title IV of ERISA (the Scotts Retirement Plans ) are identified in the list of such Plans heretofore provided to the Company by Scotts. As of the Scotts Balance Sheet Date, the fair market value of the assets of each Scotts Retirement Plan (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under such Scotts Retirement Plan determined on a termination basis using the assumptions established by the PBGC as in effect on such date. No accumulated funding deficiency, as defined in Section 412 of the Code, has been incurred with respect to any Scotts Pension Plan, whether or not waived.
     Scotts knows of no  reportable event,  within the meaning of
     Section 4043 of ERISA for which the 30-day notice requirement to the PBGC has not been waived, and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Scotts Employee Plan, other than a reportable event that, individually or in the aggregate, will not have a Scotts Material Adverse Effect. No condition exists and no event has occurred that would constitute grounds for termination of any Scotts Retirement Plan or, with respect to any Scotts Employee Plan which is a Scotts Multiemployer Plan, presents a material risk of a complete or partial withdrawal under Title IV of ERISA and neither Scotts, any of its Subsidiaries nor any of their respective affiliates has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. If a complete withdrawal by Scotts, its Subsidiaries and all of their respective affiliates were to occur as of the Effective Time with respect to all Scotts Employee Plans which are Scotts Multiemployer Plans, neither Scotts, its Subsidiaries nor any such affiliate would incur any material withdrawal liability under Title IV of ERISA. To Scotts knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Scotts Employee Plan has or will make Scotts or any of its Subsidiaries or any officer or director of Scotts or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that could, individually or in the aggregate, have a Scotts Material Adverse Effect.

          (c) Each Scotts Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Scotts has furnished to the Company copies of the most recent Internal Revenue Service determination letters with respect to each such Plan. Each Scotts Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

          (d) There is no contract, agreement, plan or arrangement covering any employee or former employee of Scotts, any of its Subsidiaries or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

          (e) Section 4.12(e) of the Scotts Disclosure Schedule sets forth a list of each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), disability benefits, supplemental unemployment benefits, retirement benefits or for deferred compensation, stock options, stock appreciation or post-retirement insurance, compensation or benefits which (i) is not a Scotts Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Scotts, its Subsidiaries or any of their respective affiliates and (iii) covers any domestic employee or former employee of Scotts, any of its Subsidiaries or any of their respective affiliates. Such contracts, plans and arrangements as are described above are referred to collectively herein as the Scotts Benefit
     Arrangements.   Scotts has furnished or made available to the
     Company copies or descriptions of such Scotts Benefit Arrangements. Each Scotts Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Scotts Benefit Arrangement.

          (f) The excess of the present value of the projected liability in respect of post-retirement health and medical benefits for retired employees of Scotts, its Subsidiaries and their respective affiliates, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code) does not in the aggregate exceed $20,000,000. No condition exists that would prevent Scotts of any of its Subsidiaries from amending or terminating any Scotts Employee Plan or Scotts Benefit Arrangement providing health or medical benefits in respect of any active employee of Scotts or any of its Subsidiaries other than limitations imposed under the terms of a collective bargaining agreement.

          (g) Except as set forth in Section 4.12(g) of the Scotts Disclosure Schedule, neither Scotts nor any of its Subsidiaries is a party to or subject to any union contract or any employment contract or arrangement providing for annual future compensation of $100,000 or more with any domestic officer, consultant, director or employee.

          (h) The consummation of the transactions contemplated by this Agreement will not result in any material acceleration of benefits, or the modification of the terms of any benefits, payable to or for the benefit of any officer, director or employee of Scotts or any of its Subsidiaries, including any acceleration of vesting of stock options or any changes in the amounts or timing of any amounts payable under any incentive arrangement.

          SECTION 4.13.  Trademarks, Patents and Copyrights.  (a)
     Section 4.13(a) of the Scotts Disclosure Schedule sets forth a true and complete list of (i) all patents, patent rights, trademarks, trademark rights, trade names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Scotts as currently conducted (collectively, Scotts Intellectual Property Rights ) and (ii) all licenses, commitments and other agreements to which Scotts or any of its Subsidiaries is a party providing for the license of any Intellectual Property Rights to or from any other Person.

          (b) Except as set forth in Section 4.13(b) of the Scotts Disclosure Schedule, Scotts and its Subsidiaries own or possess adequate licenses or other rights to use all of the Scotts Intellectual Property Rights; there are no Scotts Intellectual Property Rights necessary for use in connection with the business of Scotts as currently conducted which are not owned or possessed by Scotts or its Subsidiaries; and Scotts is not aware of any assertion or claim challenging the validity of any of the Scotts Intellectual Property Rights; and the conduct of the business of Scotts as currently conducted, to the best knowledge of Scotts, does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party. To the best knowledge of Scotts, there are no infringements of any proprietary rights owned by or licensed by or to Scotts or any of its Subsidiaries that individually or in the aggregate would have a Scotts Material Adverse Effect.

          SECTION 4.14. Material Contracts. (a) Except for agreements, contracts, plans, leases, arrangements or commitments (in each case, oral or written) set forth in Section 4.14(a) of the Scotts Disclosure Schedule or set forth in the exhibit list to the 1994 Form 10-K, neither Scotts nor any of its Subsidiaries is a party to or subject to:

                    (i) any lease which is material to Scotts and its Subsidiaries, taken as a whole;

                    (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets which is material to Scotts and its Subsidiaries, taken as a whole;

                    (iii) any sales, distribution or other similar agreement which is material to Scotts and its Subsidiaries, taken as a whole;

                    (iv)  any partnership, joint venture or other
               similar contract arrangement or agreement which is material to Scotts and its Subsidiaries, taken as a whole;

                    (v) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), which is material to Scotts and its Subsidiaries, taken as a whole;

                    (vi) any license agreement, franchise agreement or agreement in respect of similar rights, which is material to Scotts and its Subsidiaries, taken as a whole

                    (vii) any agency, dealer, sales representative or other similar agreement which is material to Scotts and its Subsidiaries, taken as a whole;

                    (viii)  any contract or other document that
               substantially limits the ability of Scotts or any of its Subsidiaries to compete in any material line of business or in a material way with any Person or in any area or which would so restrict Scotts or any of its Subsidiaries after the Effective Time; or

                    (ix) any other contract or commitment of Scotts or any of its Subsidiaries not made in the ordinary course of business that is material to Scotts and its Subsidiaries, taken as a whole.

                    (b) Each agreement, contract, lease, arrangement and commitment disclosed in Section 4.14(a) of the Scotts Disclosure Schedule or required to be disclosed pursuant to this
     Section is a valid and binding agreement of Scotts or such Subsidiary and is in full force and effect, and neither Scotts, such Subsidiary nor, to the knowledge of Scotts, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease arrangement or commitment.

          SECTION 4.15. Compliance with Laws. Neither Scotts nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, rules, statutes, ordinances or regulations, except for violations that would not, individually or in the aggregate, have a Scotts Material Adverse Effect.

          SECTION 4.16. Finders Fees. No investment banker, broker, finder or other intermediary (other than Smith Barney, Inc.
     ( Smith Barney )) has been retained by, or authorized to act on behalf of, Scotts and entitled to any fee or commission in connection with the Merger or the transactions contemplated by this Agreement. Scotts has previously furnished to the Company a complete and correct copy of all agreements between Smith Barney and Scotts pursuant to which such firm would be entitled to any payment relating to the Merger or the transactions contemplated by this Agreement.

          SECTION 4.17. Environmental Compliance. Except as set forth in Section 4.17 of the Scotts Disclosure Schedule:

          (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been issued or filed, no penalty has been assessed and no investigation or review is pending, or to the knowledge of Scotts, after due inquiry, threatened by any governmental or other entity, and there are no existing orders, decrees or agreements in effect or, to the knowledge of Scotts, after due inquiry, threatened, (i) with respect to any alleged material violation of any Environmental Law in connection with the conduct of the business of Scotts (for purposes of this Section 4.17, Scotts shall include any predecessor of Scotts) or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required by Environmental Law in connection with the conduct of the business of Scotts or (iii) with respect to any Release of a Polluting Substance with respect to which Scotts is or may be liable, except in each case such alleged material violation, alleged failure or Release which could not reasonably be expected, individually or in the aggregate, to result in a Loss (as hereafter defined) by Scotts in excess of $100,000.

          (b) Except as set forth in Section 4.17(b) of the Scotts Disclosure Schedule, (i) Scotts has not, other than as a generator, handled any Polluting Substance on any property now or previously owned or leased by Scotts or its Subsidiaries; (ii) no asbestos is present at any property now or previously owned or leased by Scotts or its Subsidiaries; (iii) there are no underground storage tanks currently in use or, to the knowledge of Scotts, abandoned at any property now or previously owned or leased by Scotts or any of its Subsidiaries which have been used to store or have contained a substance which is regulated by Environmental Laws or which, if released into the environment, would result in pollution, (iv) there has been no Release of any Polluting Substance with respect to which Scotts or any of its Subsidiaries may reasonably be required to perform investigation or remediation, other than routine spills and leaks which are addressed in the ordinary course of business, at, on or under any property now or previously owned or leased by Scotts or any of its Subsidiaries and (v) no Hazardous Substance (as defined in CERCLA) is present in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by Scotts or any of its Subsidiaries.

          (c) To the knowledge of Scotts, neither Scotts nor any or its Subsidiaries has transported or arranged for the transportation (directly or indirectly) of any Hazardous
     Substance (as defined in CERCLA) to any location which is listed or proposed for listing on the Nationwide Priorities List established under CERCLA or on any similar state list.

          (d) To the knowledge of Scotts, no oral or written notification of a Release of a Hazardous Substance (as defined in CERCLA) has been filed by or on behalf of Scotts or any of its Subsidiaries, and no property now or previously owned or leased by Scotts or any of its Subsidiaries is listed, or to the knowledge of Scotts, proposed for listing, on the National
     Priorities List promulgated pursuant to CERCLA.

          (e) There are no environmental Liens on any asset of Scotts or any of its Subsidiaries and no government actions have been taken or are in process which could subject any of such assets to such Liens.

          (f) Except as set forth in Section 4.17(f) of the Scotts Disclosure Schedule, there have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Scotts in relation to any property or facility now or previously owned or leased by Scotts or any of its Subsidiaries.

          SECTION 4.18. Opinion of Financial Advisor. Scotts received the opinion of Smith Barney orally on January 24, 1995 to the effect that, as of such date, the Merger Transactions are fair to the shareholders of Scotts from a financial point of view and a copy of the written confirmatory opinion to such effect will be delivered to the Company promptly upon receipt.

                                 ARTICLE V

                  COVENANTS OF THE MIRACLE-GRO CONSTITUENT
                       COMPANIES AND THE SHAREHOLDERS

          Each of the Miracle-Gro Constituent Companies and the Shareholders, jointly and severally, agree that:

          SECTION 5.01. Conduct of the Business of the Miracle-Gro Constituent Companies. From January 26, 1995 until the Effective Time unless Scotts shall otherwise have consented in writing, the Miracle-Gro Constituent Companies shall conduct their respective businesses in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from January 26, 1995 until the Effective Time, except as contemplated or required by this Agreement or set forth in
     Section 5.01 of the Company Disclosure Schedule, none of the Miracle-Gro Constituent Companies shall, directly or indirectly, do, or propose or agree to do, any of the following without the prior written consent of Scotts:

                    (a)  adopt or propose any change in their
               respective certificates of incorporation or bylaws or equivalent organizational documents;

                    (b) merge or consolidate with any other Person or acquire a material amount of assets of any other
               Person;

                    (c) lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments or (ii) in the ordinary course consistent with past practice;

                    (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of their respective capital stock;

                    (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of their respective capital stock;

                    (f)  increase the compensation payable or to
               become payable to any of the Miracle-Gro Constituent Companies executive officers, directors or employees, except for increases in the ordinary course of business consistent with past practice, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or executive officer, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee;

                    (g)  agree or commit to do any of the foregoing;
               or

                    (h) take or agree or commit to take any action that would make any representation and warranty of the Miracle-Gro Constituent Companies or the Shareholders hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time.

          SECTION 5.02. Access to Information; Confidentiality. (a) From January 26, 1995 until the Effective Time, the Company shall afford Scotts, its officers, directors, employees, counsel, financial advisors, auditors and other authorized representatives (the Scotts Representatives ) reasonable access to the offices, properties, books and records of each of the Miracle-Gro Constituent Companies, will furnish to Scotts and the Scotts Representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Miracle-Gro Constituent Companies employees, counsel and financial advisors to cooperate with Scotts in its investigation of the business of the Miracle-Gro Constituent Companies; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Miracle-Gro Constituent Companies and the Shareholders to Scotts and Merger Subsidiary hereunder.

          (b) All information obtained by Scotts pursuant to this Section shall be kept confidential in accordance with the confidentiality agreements dated as of October 3, 1994, between Scotts and the Company.

          SECTION 5.03. Other Offers. From January 26, 1995 until the later of the termination of this Agreement and the Effective Time, none of the Miracle-Gro Constituent Companies, the Shareholders or any officer, director, employee or other agent of any of the Miracle-Gro Constituent Companies will, directly or indirectly, (i) take any action to solicit, initiate or encourage any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, any Miracle-Gro Constituent Company (a Company Acquisition Proposal ), other than the transactions contemplated by this Agreement, or (ii) engage in negotiations with, or disclose any nonpublic information relating to any of the Miracle-Gro Constituent Companies or afford access to the properties, books or records of any of the Miracle-Gro Constituent Companies to, any Person that the Company believes may be considering making, or has made, a Company Acquisition Proposal. The Company will promptly notify Scotts upon receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal or any request for nonpublic information relating to any of the Miracle-Gro Constituent Companies or for access to the properties, books or records of any of the Miracle-Gro Constituent Companies by any Person that may be considering making, or has made, a Company Acquisition Proposal and will keep Scotts fully informed of the status and details of any such Company Acquisition Proposal, indication or request.

          SECTION 5.04. Notices of Certain Events. The Company shall promptly notify Scotts of:

                    (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                    (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                    (iii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and

                    (iv) any failure of any Miracle-Gro Constituent Company or any Shareholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

     provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to Scotts.

          SECTION 5.05. Certain Loans. (a) The parties acknowledge that Miracle-Gro New York owes $5.0 million to the Hagedorn Family Fund. The parties agree that such amount shall be paid, without interest, as follows: All available cash at such company (or the successor division of New Miracle-Gro treated for this purpose as a separate business unit), including all amounts received from the sale of inventory or the collection of accounts receivable, shall be paid to the Hagedorn Family Fund until the amount set forth in the first sentence of this paragraph has been repaid in full. If such amount has not been paid in full by the close of business on September 30, 1995, Scotts will cause Miracle-Gro New York or New Miracle-Gro, as its successor, to pay the remaining balance immediately following such date.

          (b) The parties acknowledge that Miracle-Gro UK owes $3.5 million to the Hagedorn Family Fund. The parties agree that payment shall be made as follows, without interest: All available cash at such company (or the successor division of New Miracle-Gro treated for this purpose as a separate business unit), including all amounts received from the sale of inventory or the collection of accounts receivable, shall be paid to the Hagedorn Family Fund, such payments to continue until the close of business on September 30, 1995, or until there is no remaining cash or inventory, at which point such payments shall cease. If the amount set forth in the first sentence of this paragraph (b) has not been repaid in full on such date the outstanding balance shall be forgiven.

          (c) Following the Effective Time, Scotts shall operate the businesses of Miracle-Gro New York and Miracle-Gro UK in the ordinary course of business and will not take any action restricting the sale of inventory, the collection of accounts receivable, or any other action which would interfere with the payments contemplated by this Section 5.05.

                                 ARTICLE VI

                     STANDSTILL AND VOTING PROVISIONS;
                          RESTRICTIONS ON TRANSFER

          SECTION 6.01.  Certain Definitions.  For purposes of this
     Article VI only, the following terms have the following meanings:

          (a) Affiliate and Associate shall have the meaning set forth in Rule 405 of Regulation C under the Securities Act.

          (b) beneficial ownership and beneficially own shall have the meanings set forth in Rule 13d-3 under the Exchange Act.

          (c)   group  shall have the meaning comprehended by
     Section 13(d)(3) of the Exchange Act; provided that, for purposes of this Agreement, the Shareholders shall not by themselves, or together with any Permitted Transferee, constitute a group.

          (d) The Market Price of a share of Scotts Common Stock on any date means (i) the last reported sales price of the Scotts Common Stock on the principal national securities exchange on which the Scotts Common Stock is listed or admitted to trading or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (ii) if the Scotts Common Stock shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National Market System or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (iii) if the Scotts Common Stock shall not be quoted on such National Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or (iv) if there is no public market for the Scotts Common Stock, the fair market value of a share of Scotts Common Stock as determined in good faith by the Board of Directors of Scotts after consultation with an independent investment bank of national repute (whose report will be made available to the Shareholders prior to such determination of fair market value).

          (e) Permitted Transferee means the Shareholders and the General Partners, on the one hand, and any other Shareholder or General Partner, any lineal descendant of any Shareholder or General Partner, any member of the immediate family of any Shareholder or General Partner or such descendant, any heir of the foregoing, any trust for the benefit of any of the foregoing (including a voting trust), any private charitable foundation or any partnership, limited liability company or corporation owned or controlled by some or all of the foregoing or any charity (public or private) which is transferred a non-controlling interest (except as otherwise required by applicable law) in a Permitted Transferee, on the other; provided, that such Permitted Transferee has agreed in writing to be bound by the terms of this Agreement as if it were a Shareholder hereunder.

          (f) Shareholder Representative means a Shareholder who is a natural person and has been chosen in writing, with notice thereof to Scotts, by a majority of the Shareholders based on their then percentage of beneficial ownership of Total Voting Power.

          (g)   Standstill Percentage  means 43% of Total Voting
     Power.

          (h) Total Voting Power means, at any time, the aggregate number of votes which may be cast by holders of outstanding
     Voting Stock.

          (i) Voting Stock means the Scotts Common Stock, the Convertible Preferred Stock and any other securities (including voting preferred shares) issued by Scotts which are entitled to vote generally for the election of directors of Scotts, whether currently outstanding or hereafter issued (other than securities having such powers only upon the occurrence of a contingency).

          (j) Voting Stock Equivalents means the Warrants and any other security that is not Voting Stock but is convertible into or exchangeable for Voting Stock or is an option to purchase such securities or Voting Stock.

          SECTION 6.02.  Board of Directors.   (a)  At the earliest
     time permissible under the Consent Order, Scotts will take such action as may be necessary to increase the size of the Board of Directors to 12 and to fill a vacancy existing in each of the three classes of directors (assuming the amendment of the Code of Regulations of Scotts as contemplated by Section 9.01(v) hereof) with a director designated by the Shareholder Representative (or in the event that the condition set forth in Section 9.01(v) is waived by the parties, with three directors designated by the Shareholder Representative) (each, a Miracle-Gro Director and, collectively, the Miracle-Gro Directors ). Scotts acknowledges and accepts that the initial three Miracle-Gro Directors are the persons named in Section 9.02(iv), it being understood that any future successor designees will be reasonably acceptable to the Scotts Board of Directors.

          (b) Until the earlier of the fifth anniversary of the Effective Time and such time as the Shareholders no longer beneficially own at least 19% of the Voting Stock, Scotts covenants and agrees as follows:

               (i) except as contemplated by this Agreement or as required in the terms of the Convertible Preferred Stock, Scotts will not take or recommend to its shareholders any action which would cause the Board of Directors of Scotts to consist of any number of directors other than twelve directors divided into three classes of four directors each;

               (ii) to the extent that, and for so long as, Scotts maintains a Nominating Committee and/or an Executive
          Committee of the Board of Directors, such committee(s) shall consist of four directors, one of whom shall be a Miracle-Gro Director;

               (iii) to the extent that, and for so long as, any of the Miracle-Gro Directors is qualified under the then-current rules and regulations of the Nasdaq National Market, or any exchange on which the Scotts Common Stock is listed, the rules and regulations under the Code relating to the qualification of employee stock benefit plans and Scotts Code of Regulations, the Audit Committee, Compensation Committee and any newly created committees of the Board of Directors shall consist of four directors, and one of the Miracle-Gro Directors shall be entitled to sit on such committee(s) to the same extent, and on the same basis, as the other members of the Board of Directors; and

               (iv) subject to the fiduciary duties of the members of the Nominating Committee to Scotts shareholders, Scotts will use its best efforts to cause the Nominating Committee to recommend for election to the class of directors whose terms expire in any year, one Miracle-Gro Director; provided, that if the Shareholders vote all of their outstanding shares of Voting Stock in favor of the election of such Miracle-Gro Director and such Miracle-Gro Director nevertheless is not elected by the shareholders of Scotts, or if such Miracle-Gro Director is not nominated for election or is not recommended for election by the Scotts Board, the provisions of this Article VI shall no longer be in effect.

          SECTION 6.03. Rule 145. With a view to making available to the Shareholders the benefits of Rule 145 promulgated under the Securities Act, and any other similar rules or regulations of the SEC which may at any time permit the Shareholders to sell or distribute without registration the Scotts Common Stock issued upon conversion of the Convertible Preferred Stock or upon exercise of the Warrants, Scotts agrees to use its best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by it under the Exchange Act.

          SECTION 6.04. Registration Rights. Scotts will comply with the provisions regarding registration rights contained in Annex E hereto.

          SECTION 6.05. Reservation of Shares. Scotts will reserve and keep available out of its authorized but unissued shares of Scotts Common Stock the full number of shares at any time deliverable on conversion of the Convertible Preferred Stock or exercise of the Warrants.

          SECTION 6.06. Standstill Restrictions. Until the fifth anniversary of the Effective Time, the Shareholders covenant and agree as follows:

          (a) Without the prior written consent of Scotts, the Shareholders shall not, and shall not permit any of their respective Affiliates or Associates to, directly or indirectly, authorize or make a tender or exchange offer for, or purchase or otherwise acquire, or agree to acquire or obtain, directly or indirectly, beneficial ownership of any Voting Stock, if the effect of such acquisition would be to increase the outstanding number of shares of Voting Stock then beneficially owned by the Shareholders, their Affiliates and their Associates, in the aggregate, to an amount representing more than the Standstill Percentage. It is expressly understood and agreed that, for purposes of this Section 6.06 only, the Warrants, until exercised and subject to the terms of such exercise, do not constitute beneficial ownership of outstanding shares of Voting Stock.

          (b) Notwithstanding the foregoing, the Shareholders shall not be obligated to dispose of any shares of Voting Stock if their aggregate percentage of Total Voting Power is increased as a result of a recapitalization of Scotts or a repurchase of securities by Scotts or any other action taken by Scotts or its Subsidiaries; provided, that, to the extent that any such recapitalization or repurchase would increase the Standstill Percentage by more than 1%, such Shareholders shall be obligated to dispose of shares of Voting Stock sufficient to reduce their aggregate percentage of Total Voting Power to less than the Standstill Percentage plus 1%. If Scotts repurchases any of its Voting Stock and such repurchases result in the Shareholders owning more than the Standstill Percentage, but less than the Standstill Percentage plus 1%, at the effective time of such repurchases, the Shareholders shall not be obligated to divest themselves of the Voting Stock to fall within the foregoing percentage limitation, but shall not acquire any additional Voting Stock unless such acquisition would otherwise be permitted under this Section 6.06.

          (c)  Subject to the limitations of subparagraph (a) of this
     Section 6.06, the Shareholders, their Affiliates and Associates, as a group, shall have the right to purchase Voting Stock in the open market in an amount up to the Standstill Percentage.

          (d) Except as otherwise provided herein, no Shareholder shall join any group or otherwise act in concert with any third person other than Permitted Transferees for the purpose of acquiring, holding or disposing of Voting Stock.

          SECTION 6.07. Additional Standstill Restrictions. After the fifth anniversary of the Effective Time, the Shareholders covenant and agree as follows:

          (a) The Shareholders shall not, and shall not permit any of their respective Affiliates or Associates to, directly or indirectly, authorize or make a tender or exchange offer for, or purchase or otherwise acquire, or agree to acquire or obtain, directly or indirectly, beneficial ownership of any Voting Stock, if the effect of such acquisition would be to increase the number of shares of Voting Stock then beneficially owned by the Shareholders, their Affiliates and their Associates, in the aggregate, to an amount representing more than 49% of Total Voting Power, unless such acquisition is made pursuant to a tender offer for 100% of Total Voting Power which tender offer is
     (i) made at a price per share which is not less than the Market Price per share on the last trading day before the announcement of such tender offer and (ii) conditioned upon the acquisition by the Shareholders, their Affiliates and their Associates of beneficial ownership of shares of Voting Stock representing at least 50% of the then outstanding Total Voting Power not beneficially owned by the Shareholders or their Affiliates or Associates. It is expressly understood and agreed that, for purposes of this Section 6.07, the Warrants, until exercised and subject to the terms of such exercise, do not constitute beneficial ownership of outstanding shares of Voting Stock.

          (b)  Subject to the limitations of subparagraph (a) of this
     Section 6.07, the Shareholders, their Affiliates and Associates, in the aggregate, shall have the right to purchase Voting Stock in the open market in an amount up to their aggregate percentage ownership permitted under such subparagraph (a).

          (c) Except as otherwise provided herein, no Shareholder shall join any group or otherwise act in concert with any third person other than Permitted Transferees for the purpose of acquiring, holding or disposing of Voting Stock.

          SECTION 6.08.  Voting.  Until the earlier of the fifth
     anniversary of the Effective Time and such time as the Shareholders no longer beneficially own at least 19% of the Voting Stock:

          (a) The Shareholders will take all such action as may be required so that all shares of Voting Stock owned by the Shareholders, their Affiliates and Associates, as a group, are voted (in person or by proxy) (i) for Scotts nominees to the Board of Directors of Scotts, in accordance with the recommendation of the Nominating Committee of the Board of Directors, and (ii) on all matters to be voted on by holders of Voting Stock, in accordance with the recommendation of the Board of Directors, except with respect to a proposal as to which shareholder approval is required under Ohio Law relating to (v) an acquisition of Voting Stock of Scotts, (w) a merger or consolidation, (x) a sale of all or substantially all of the assets of Scotts, (y) a recapitalization of Scotts or (z) an amendment to the Articles of Incorporation or Code of Regulations of Scotts which would materially adversely affect the rights of the Shareholders. Each Shareholder shall be present, in person or by proxy, at all duly held meetings of shareholders of Scotts so that all shares of Voting Stock held by the Shareholders may be counted for the purposes of determining the presence of a quorum at such meetings.

          (b) Except as consented to by Scotts in writing, no Shareholder shall deposit any shares of Voting Stock owned by him or her in a voting trust that is not a Permitted Transferee or, subject any such shares to any similar arrangement or agreement with or for the benefit of any Person that is not a Permitted Transferee with respect to the voting of such shares.

          (c) Without Scotts prior written consent, no Shareholder shall solicit proxies with respect to any Voting Stock or become a participant in any election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) relating to the election of directors of Scotts.

          (d) Without the prior consent of the Shareholder Representative, Scotts shall not (i) issue Voting Stock or Voting Stock Equivalents constituting in the aggregate more than 12.5% of Total Voting Power, other than pursuant to stock option or other employee benefit plans in the ordinary course of business, consistent with past practice; or (ii) in any single transaction or series of related transactions outside of the ordinary course of business, make an acquisition or disposition of assets which would require disclosure pursuant to Item 2 of Form 8-K under the Exchange Act; provided, however, that if five-sixths of the Board of Directors of Scotts determines that it is in the best interests of Scotts and its shareholders to make an acquisition pursuant to clause (ii) above without the consent of the Shareholder Representative, such acquisition may be made without the consent of the Shareholder Representative.

          SECTION 6.09. Restrictions on Transfers of Voting Stock and Warrants. (a) Prior to the fifth anniversary of the Effective Time, no Shareholder shall, directly or indirectly, sell or transfer any Scotts Common Stock except:

               (i) to Scotts or any Person or group approved by Scotts;

               (ii)  to any Permitted Transferee;

               (iii) pursuant to a merger or consolidation of Scotts or pursuant to a plan of liquidation of Scotts, which has been approved by the Board of Directors of Scotts;

               (iv) provided that the rights of the Shareholders under this Agreement shall not transfer to the transferee of such securities, pursuant to a bona fide public offering registered under the Securities Act (which shall be structured to distribute such shares or other securities, if any, through an underwriter or otherwise in such a manner as, to the extent practicable, will not result in any Person or group beneficially owning 3% or more of Total Voting Power being transferred to a single person or group);

               (v) subject to Section 6.10, provided that the rights of the Shareholders under this Agreement shall not transfer to the transferee of such securities, pursuant to Rule 144, Rule 145 or Rule 144A under the Securities Act or otherwise,
          (x) if any such sale will not, to the knowledge of the Shareholder, result in any Person or group beneficially owning 3% or more of Total Voting Power to a single person or group and (y) if all such sales by the Shareholders within the preceding three months do not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act;

               (vi) in response to an offer to purchase or exchange for cash or other consideration any Voting Stock (x) which is made by or on behalf of Scotts, or (y) which is made by another person or group and is approved by the Board of Directors of Scotts within the time such Board is required, pursuant to regulations under the Exchange Act, to advise the shareholders of Scotts of such Board's position on such offer; or

               (vii) subject to Section 6.10, in any transfer not otherwise described herein so long as such transfer does not, directly or indirectly, result, to the best knowledge of the Shareholder, after reasonable inquiry, in any Person or group beneficially owning 3% or more of Total Voting Power.

          (b) No Shareholder shall, directly or indirectly, sell or transfer (x) any Convertible Preferred Stock or other Voting Stock or Voting Stock Equivalents (other than Scotts Common Stock) or (y) prior to the fifth anniversary of the Effective Time, any Warrants, except:

               (i) to Scotts or any Person or group approved by Scotts;

               (ii)  to any Permitted Transferee; or

               (iii) pursuant to a merger or consolidation of Scotts or pursuant to a plan of liquidation of Scotts.

               (iv)  Convertible Preferred Stock convertible into
          Scotts Common Stock representing in the aggregate no more than 15% of the outstanding shares of Scotts Common Stock on a fully diluted basis or any number of Warrants:

                    (1) subject to Section 6.10, provided that the rights of the Shareholders under this Agreement shall not transfer to the transferee of such securities and provided that the Shareholders do not sell or transfer Warrants pursuant to this clause (1) more than once per fiscal quarter in the aggregate, pursuant to Rule 145 or Rule 144A under the Securities Act or otherwise, (x) if any such sale will not to the knowledge of the Shareholder, result in any Person or group beneficially owning 3% or more of Total Voting Power and (y) if all such sales by the Shareholders within the preceding three months do not exceed, in the aggregate, the greatest of the limits set forth in Rule 144(e)(1) under the Securities Act; or

                    (2) subject to Section 6.10, in any transfer not otherwise described herein so long as such transfer does not, directly or indirectly, result, to the best knowledge of the Shareholder, after reasonable inquiry, in any Person or group beneficially owning 3% or more of Total Voting Power.

          SECTION 6.10. Right of First Offer. Prior to making any sale or transfer of shares of Scotts Common Stock pursuant to
     Section 6.09(a) (v) or (vii) or of the Convertible Preferred Stock or Warrants pursuant to Section 6.09(b)(iv), the selling Shareholder (the Selling Shareholder ) will give Scotts the opportunity to purchase such shares in the following manner:

          (a)  The Selling Shareholder shall give notice (the
      Transfer Notice ) to Scotts in writing of such intention specifying the number of shares of Scotts Common Stock or Convertible Preferred Stock proposed to be sold or transferred, the proposed price therefor (the Transfer Consideration ) and the other material terms upon which such disposition is proposed to be made; provided, that in the case of a sale or transfer of Convertible Preferred Stock made pursuant to Section 6.09(b)(iv), the Transfer Consideration shall be equal to (x) the aggregate Market Price of the shares of Scotts Common Stock into which such shares of Convertible Preferred Stock could be converted at the time of such Transfer Notice multiplied by (B) 105%.

          (b) Scotts shall have the right, exercisable by written notice given by Scotts to the Selling Shareholder within two business days after receipt of the Transfer Notice (except in the case of a sale or transfer of Convertible Preferred Stock made pursuant to Section 6.09(b)(iv), in which case, ten business days after receipt of the Transfer Notice), to purchase all or any part of the shares of Scotts Common Stock or Convertible Preferred Stock or the number of Warrants specified in such Transfer Notice for cash in an amount equivalent to the Transfer Consideration.

          (c) If Scotts exercises its right of first offer hereunder, the closing of the purchase of the shares of Scotts Common Stock or Convertible Preferred Stock with respect to which such right has been exercised shall take place within ten business days after Scotts gives notice of such exercise, which period of time shall be extended, as necessary, in order to comply with applicable securities and other applicable laws and regulations. Upon exercise of its right of first offer, Scotts and the Selling Shareholder shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

          (d) If Scotts does not exercise its right of first offer hereunder within the time specified for such exercise, the Selling Shareholder shall be free, during the period of 90 calendar days following the expiration of such time for exercise, to sell the shares of Scotts Common Stock or Convertible
     Preferred Stock or the number of Warrants specified in the Transfer Notice pursuant to Section 6.09(a)(v) or (vii) or
     Section 6.09(b)(iv), respectively, at a price not less than the Transfer Consideration.

          (e) In the event that Scotts elects to exercise any of its rights under this Section 6.10, Scotts may specify, prior to closing such purchase, another person as its designee to purchase the shares of Scotts Common Stock or Convertible Preferred Stock to which such notice of intention to exercise such rights relates. If Scotts designates another person as the purchaser pursuant to this Section 6.10, Scotts shall be legally obligated to complete such purchase if its designee fails to do so.

                                ARTICLE VII

                 COVENANTS OF SCOTTS AND MERGER SUBSIDIARY

          Scotts agrees that:

          SECTION 7.01. Conduct of the Business of Scotts. From January 26, 1995 until the Effective Time, unless the Company shall otherwise have consented in writing, Scotts shall, and shall cause its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and shall use its best efforts to preserve intact its business organization and relationships with third parties. Except as contemplated or required by this Agreement or set forth in Section 7.01 of the Scotts Disclosure Schedule, Scotts shall not, and shall cause its Subsidiaries not to, do, or propose or agree to do, any of the following without the prior written consent of the Company:

          (a) adopt or propose any change in its Articles of Incorporation or Code of Regulations;

          (b) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

          (c) lease, license or dispose of any assets or property, which assets or property is material to Scotts and its Subsidiaries, taken as a whole, except (i) pursuant to existing contracts or commitments or (ii) in the ordinary course consistent with past practice ;

          (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of Scotts capital stock;

          (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, a material amount of its capital stock;

          (f)  agree or commit to do any of the foregoing; or

          (g) take or agree or commit to take any action that would make any representation and warranty of Scotts or Merger
     Subsidiary hereunder inaccurate in any respect at, or as of any time prior to the Effective Time.

          SECTION 7.02. Access to Information; Confidentiality. (a) From January 26, 1995 until the Effective Time, Scotts shall afford the Company, its officers, directors, employees, counsel, financial advisors, auditors and other authorized representatives (the Company Representatives ) reasonable access to the offices, properties, books and records of Scotts and Merger Subsidiary, will furnish to the Company and the Company Representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Scotts employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of Scotts and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Scotts and Merger Subsidiary to the Company and the Shareholders hereunder.

          (b) All information obtained by the Company pursuant to this Section shall be kept confidential in accordance with the confidentiality agreements dated as of October 3, 1994, between Scotts and the Company.

          SECTION 7.03. Obligations of Merger Subsidiary. Scotts will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

          SECTION 7.04. Other Offers. From January 26, 1995 until the later of the termination of this Agreement and the Effective Time, neither Scotts nor any officer, director, employee or other agent of Scotts will, directly or indirectly, (i) take any action to solicit, initiate or encourage any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Scotts (a Scotts Acquisition
     Proposal ), other than the transactions contemplated by this Agreement, or (ii) engage in negotiations with, or disclose any nonpublic information relating to Scotts or afford access to the properties, books or records of Scotts to, any Person that Scotts believes may be considering making, or has made, a Scotts Acquisition Proposal. Scotts will promptly notify the Company upon receipt of any Scotts Acquisition Proposal or any indication that any Person is considering making a Scotts Acquisition Proposal or any request for nonpublic information relating to Scotts or for access to the properties, books or records of Scotts by any Person that may be considering making, or has made, a Scotts Acquisition Proposal and will keep the Company fully informed of the status and details of any such Scotts Acquisition Proposal, indication or request.

          SECTION 7.05. Notices of Certain Events. Scotts shall promptly notify the Company of:

               (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

               (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

               (iii) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and

               (iv) any failure of Scotts or Merger Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

     provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the Company.

          SECTION 7.06.  Proxy Statement and Shareholder Vote.  (a)
     As promptly as practicable after January 26, 1995, Scotts shall prepare and file with the SEC (i) the Scotts Proxy Statement relating to Scotts 1995 Annual Meeting of Shareholders or a Special Meeting of Shareholders at which the Scotts Shareholder Consent will be solicited (the Scotts Shareholder Meeting ),
     (ii) a registration statement on Form S-4 in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Merger Consideration (the "Registration Statement"). Scotts shall use its best efforts to cause the Registration Statement to become effective as promptly as practicable, and shall take all actions required under any applicable federal or state securities laws in connection with the issuance of the Merger Consideration. Scotts shall take such action as is necessary to ensure that the Proxy Statement and the Registration Statement comply with the Exchange Act and the Securities Act, respectively. As promptly as practicable after review by the SEC, Scotts shall mail the Scotts Proxy Statement to its shareholders. The Scotts Proxy Statement shall include the recommendation of the Board of Directors of Scotts in favor of (i) the amendment of Scotts Articles of Incorporation to authorize the Convertible Preferred Stock; (ii) the acquisition by the Shareholders of more than 33-1/3% (but less than 50%) of Scotts voting power, as contemplated by
     Section 1701.831 of the Ohio Law; and (iii) the amendment of Scotts Code of Regulations to implement a classified Board of Directors consisting of three classes of up to four directors each, to require a two-thirds vote of Shareholders on certain matters and to implement certain limitations on the ability of shareholders to call special meetings. Attached hereto as Annex G is each of the amendments to Scotts Articles of Incorporation and Code of Regulations which is proposed to be adopted by the shareholders of Scotts at the Scotts Shareholder Meeting.

          (b) Scotts will ensure that the Scotts Proxy Statement and the Registration Statement will not, at the time (i) each such document is filed with the SEC, (ii) each such document is first published, sent or given to shareholders of Scotts, (iii) the Registration Statement is declared effective by the SEC, (iv) the Scotts Shareholder Meeting is convened and (v) the Effective Time occurs, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading (except to the extent that any untrue statement or omission or alleged untrue statement or omission was made or omitted in reliance upon information furnished to Scotts by the Company or the Shareholders).

          SECTION 7.07. Director and Officer Indemnification. From and after the Effective Time, Scotts will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Miracle-Gro Constituent Companies in respect of acts or omissions occurring prior to the Effective Time to the extent provided under such Miracle-Gro Constituent Company s certificate of incorporation and by-laws, or equivalent organizational documents, in effect on January 26, 1995; provided, that such indemnification shall be subject to any limitation imposed from time to time under applicable law, and, provided, further, that such indemnification shall not apply to claims made by or on behalf of any stockholder or former stockholder of any Miracle-Gro Constituent Company.

          SECTION 7.08. Employee Benefits. From and after the Effective Time through the later of December 31, 1995 and such date as the employees of the Miracle-Gro Constituent Companies commence participation in Scotts employee benefits plans, as described in the following sentence (the Plan Transfer Date ), Scotts will cause the Surviving Corporation and/or New Miracle-Gro to provide benefits to the Miracle-Gro Constituent Companies employees that are comparable to those provided by the Miracle-Gro Constituent Companies immediately prior to the Effective Time. From and after the Plan Transfer Date, all employees of the Surviving Corporation shall become participants in the employee benefit plans and programs maintained by Scotts for similarly situated employees of Scotts. Such employee benefit plans that are health benefit plans shall (i) recognize expenses and claims that were incurred by such employees in the year in which the Effective Time occurs and recognized for similar purposes under the Miracle-Gro Constituent Companies plans as of the Effective Time, and (ii) provide coverage (without any required waiting period) for pre-existing health conditions to the extent covered under the applicable plans or programs of the Miracle-Gro Constituent Companies plans as of the Effective Time. In addition, such employee benefit plans and programs shall credit such employees with years of service with the Miracle-Gro Constituent Companies for all plan purposes; provided, however, that no such crediting shall be required to the extent that it would result in a duplication of benefits. Scotts will cause New Miracle-Gro, as successor corporation, to perform the obligations of the Company under the agreements set forth in Section 7.08 of the Miracle-Gro Disclosure Schedule.

          SECTION 7.09. Employee Stock Options. Subject to the fiduciary duties of Scotts Board of Directors and appropriate authorization therefrom, Scotts agrees to use reasonable efforts to fund the issuance of Scotts Common Stock pursuant to the exercise of employee stock options granted after January 26, 1995 through shares of Scotts Common Stock held as treasury stock, which are acquired after January 26, 1995, or through open market or privately negotiated repurchases of Scotts Common Stock.

                                ARTICLE VIII

                    COVENANTS OF SCOTTS, THE MIRACLE-GRO
                 CONSTITUENT COMPANIES AND THE SHAREHOLDERS

          The parties hereto agree that:

          SECTION 8.01. Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as possible.

          SECTION 8.02. Certain Filings. The Miracle-Gro Constituent Companies and Scotts shall cooperate with one another (a) in connection with the preparation of the Scotts Proxy Statement and the Registration Statement (including, but not limited to, the preparation of any financial statements or pro forma financial statements required to be included therein), and (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Scotts Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

          SECTION 8.03. Public Announcements. Scotts and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or any transaction contemplated herein and, except as may be required by applicable law or any listing agreement with any national securities exchange, Scotts will not issue any such press release or make any such public statement prior to such consultation and no Miracle-Gro Constituent Company will issue any such press release or make any such public statement without the prior written consent of Scotts, which shall not be unreasonably withheld.

          SECTION 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

          SECTION 8.05. Tax Matters. (a) The Shareholders shall be solely responsible for preparing and filing on a timely basis all Tax Returns with respect to the income, business, assets, operations, activities, status or other matters of the Miracle-Gro Constituent Companies for all taxable periods ending at or before the Effective Time. The Shareholders shall be solely responsible for and shall pay on a timely basis all taxes due thereon.

          (b) Scotts shall be solely responsible for preparing and filing on a timely basis all Tax Returns with respect to the income, business, assets, operations, activities, status or other matters of the Company for all taxable periods beginning after the Effective Time. Scotts shall be solely responsible for and shall pay on a timely basis all taxes due thereon.

          (c) The Shareholders and Scotts shall jointly prepare all Tax Returns with respect to the income, business, assets, operations, activities, status or other matters of the Miracle-Gro Constituent Companies for all taxable periods beginning before and ending after the Effective Time ( Straddle Periods ). The Shareholders and Scotts shall allocate any liability for taxes relating to Straddle Periods on the basis of an interim closing of the books as of the Effective Time.

          (d) The Shareholders and Scotts agree to furnish to each other, upon written request, as promptly as practicable, such information and reasonable assistance relating to the Miracle-Gro Constituent Companies as is necessary for the filing of any Tax Return required to be filed after the Effective Time. The Shareholders and Scotts also agree to cooperate with each other in the conduct of any audit or other proceeding involving one or more of the Miracle-Gro Constituent Companies or any successor corporation. In any such case, each party shall use its best efforts to cause its financial advisors, auditors and other authorized representatives to cooperate therewith.

          SECTION 8.06. Tax Treatment. (a) The Company and the Shareholders agree to accept the opinion of Skadden, Arps, Slate, Meagher & Flom, substantially in the form of Annex H hereto, in satisfaction of the condition set forth in Section 9.03(iv). The Company agrees that the representations and warranties set forth in the officer's certificate with respect to each of the Miracle-Gro Companies, which certificates are attached to such Annex H, are true and correct in all material respects as of the date hereof, and, assuming such representations and warranties continue to be true and correct in all material respects immediately prior to the Effective Time and that an authorized officer of Scotts and Merger Subsidiary executes the officer's certificate of Scotts and Merger Subsidiary attached to such Annex H, agree to cause an authorized officer of each of the Miracle-Gro Constituent Companies to execute such officer's certificates.

          (b) None of the Shareholders, the Miracle-Gro Constituent Companies, Scotts or Merger Subsidiary has taken, or will take, any action or omitted to take any action which would (i) cause the representations and warranties in the officer's certificates (attached to Annex H) not to be true and correct in all material respects and (ii) cause any of the Merger Transactions to fail to qualify as a reorganization under Section 368(a) of the Code or otherwise jeopardize the status of any of the Merger Transactions as a tax-free reorganization within the meaning of Section 368(a) of the Code. The Shareholders and the Miracle-Gro Constituent Companies agree to use their best efforts to cause each of the Merger Transactions to qualify as tax-free reorganizations within the meaning of Section 368(a) of the Code.

          (c) Scotts agrees to cause the Surviving Corporation and New Miracle-Gro not to take any action or omit to take any action at or after the Effective Time if Scotts reasonably believes after consultation with counsel that such action or inaction, respectively, would jeopardize the status of any of the Merger and the Stock Sales as a tax-free reorganization within the meaning of Section 368(a) of the Code.

          SECTION 8.07. Tax Gross-Up. (a) Notwithstanding anything herein to the contrary, the parties hereby agree that prior to the Effective Time the Miracle-Gro Constituent Companies shall distribute to the Shareholders an amount equal to $22 million. The Company may borrow funds to finance the payment of such distribution. Unless specifically requested by the Shareholder Representative, (i) no funds or assets will be supplied by Scotts directly or indirectly to repay such loan, and (ii) in the event that the Surviving Corporation determines that it does not have sufficient funds to repay such loan, it shall use its best efforts to borrow funds for such repayment without a guarantee or other credit support from Scotts.

          (b) In the event that pursuant to Section 1366 of the Code, the aggregate taxable income of the Shareholders with respect to the aggregate income of the Miracle-Gro Constituent Companies for the fiscal year commencing October 1, 1994, and ending at the Effective Time exceeds $22 million by up to $1 million (such excess being the "Excess Amount"), Scotts shall cause New Miracle-Gro to distribute to the Shareholders an additional amount of cash equal to 46% of such Excess Amount. The foregoing distribution shall be made so as to qualify under Section 1371(e)(1) of the Code and, in any event, shall be made not later than 30 days following the date on which the said aggregate income of the Miracle-Gro Constituent Companies, or any portion thereof, is determined to exceed $22 million.

          (c)  In the event that the distribution contemplated by
     Section 8.07(b) does not qualify as a distribution under Section 1371(e)(1) of the Code, Scotts shall pay the Shareholders an amount which, after the payment of all Taxes due from the Shareholders with respect to such amount, shall equal 46% of the Excess Amount. The amount to be paid to the Shareholders pursuant to this subsection shall not exceed $852,000.

          SECTION 8.08. Consent Order. Notwithstanding anything herein to the contrary, the parties hereto agree to act in a manner consistent with the Consent Order.

          SECTION 8.09. Conduct of the Business. (a) Until such time as Scotts may, consistent with the Consent Order, appoint directors to the Board of Directors of New Miracle-Gro, New Miracle-Gro will, and will cause its subsidiaries to, conduct its business in the ordinary course,as set forth in Section 5.01 hereof, to the extent such actions are consistent with the Consent Order.

          (b) Until such time as the Miracle-Gro Directors are appointed to the Board of Directors of Scotts, as provided in
     Section 7.01 hereof, Scotts will, and will cause its Subsidiaries to, conduct its business in the ordinary course, as set forth in
     Section 7.01 hereof, to the extent such actions are consistent with the Consent Order.

                                 ARTICLE IX

                          CONDITIONS TO THE MERGER

          SECTION 9.01. Conditions to the Obligations of Each Party. The respective obligations of the Company, the Shareholders, Scotts and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by this Agreement and by applicable law:

               (i) Scotts shall have received the consent of the Requisite Banks (as defined in the Third Amended and Restated Credit Agreement dated as of April 7, 1992, as amended (the Credit Agreement ), among Scotts, the Banks listed therein and Chemical Bank, as Agent) to the Merger Transactions and the other transactions contemplated herein, and the Credit Agreement provisions relating to restricted payments, operating and financial condition ratios and events of default shall have been appropriately amended in contemplation of the transactions contemplated by this Agreement, all of which shall be reasonably satisfactory to the Miracle-Gro Constituent Companies;

               (ii) Scotts shall have received the consent to the Merger Transactions and the other transactions contemplated herein by the holders of a majority of aggregate principal amount of Scotts outstanding 9-7/8% Senior Subordinated Notes due August 1, 2004, pursuant to the terms of the Indenture dated as of June 1, 1994, as supplemented (the
           Notes Indenture ), between Scotts and Chemical Bank, as trustee;

               (iii) Scotts shareholders shall have approved the acquisition by the Shareholders of more than 33-1/3% (but less than 50%) of Scotts voting power, in accordance with the provisions of Section 1701.831 of Ohio Law;

               (iv) shareholders representing more than 66-2/3% of the outstanding Scotts Common Stock shall have approved the amendment of Scotts Articles of Incorporation to authorize the issuance of the Convertible Preferred Stock;

               (v) shareholders representing more than a majority of the outstanding Scotts Common Stock shall have approved the amendment of Scotts Code of Regulations to authorize a classified Board of Directors;

               (vi) the applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

               (vii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

               (viii) other than the filing of certificates of merger and/or other merger documents in accordance with New Jersey Law and Ohio Law, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, notices or declarations required to be made, by the Company, Scotts and Merger Subsidiary prior to the consummation of the Merger shall have been obtained from, and made with, all required governmental or regulatory authorities except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure of which to obtain or make would not, at or after the Effective Time, individually or in the aggregate, have a Company Material Adverse Effect or a Scotts Material Adverse Effect; and

               (ix) the Registration Statement shall have been declared effective under the Securities Act and there shall be no stop order or threatened stop order with respect thereto.

          SECTION 9.02. Conditions to the Obligations of Scotts and Merger Subsidiary. The obligations of Scotts and Merger
     Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions, any or all of which may be waived, in whole or in part, to the extent permitted by this Agreement and by applicable law:

               (i) the Miracle-Gro Constituent Companies and the Shareholders and the General Partners shall have performed in all material respects their respective agreements and covenants required by this Agreement to be performed by them at or prior to the Effective Time; the representations and warranties of the Miracle-Gro Constituent Companies and the Shareholders and the General Partners contained in this Agreement and in any certificate delivered by any Miracle-Gro Constituent Company or Shareholder or General Partner pursuant hereto (in each case, limited, with respect to the Charity, as otherwise set forth herein) shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, and Scotts shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the foregoing effect;

               (ii) since January 26, 1995, there shall have been no change, occurrence or circumstance in the business, results of operations or condition (financial or otherwise) of the Miracle-Gro Constituent Companies having or reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, and Scotts shall have received a certificate of the Chief Executive Officer of the Company to such effect;

               (iii) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company after the Effective Time;

               (iv) Scotts shall have received Employment Agreements substantially in the forms attached hereto as Annex F-1, F-2 and F-3 executed by Horace Hagedorn, John Kenlon and James Hagedorn, respectively; and

               (v) Scotts shall have received all documents it may reasonably request relating to the existence of the Company and the authority of the Company to enter to, deliver and perform this Agreement, all in form and substance satisfactory to Scotts.

          SECTION 9.03. Conditions to the Obligations of the Miracle-Gro Constituent Companies and the Shareholders. The obligations of the Miracle-Gro Constituent Companies and the Shareholders to consummate the Merger Transactions are subject to the satisfaction of the following further conditions, any or all of which may be waived, in whole or in part, to the extent permitted by this Agreement and by applicable law:

               (i) Scotts and Merger Subsidiary shall have performed in all material respects their respective agreements and covenants required by this Agreement to be performed by them at or prior to the Effective Time; the representations and warranties of Scotts and Merger Subsidiary contained in this Agreement and in any certificate delivered by Scotts or Merger Subsidiary pursuant hereto shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, and the Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Scotts to the foregoing effect;

               (ii) since January 26, 1995, there shall have been no change, occurrence or circumstance in the business, results of operations or condition (financial or otherwise) of Scotts having or reasonably likely to have, individually or in the aggregate, a Scotts Material Adverse Effect, and the Company shall have received a certificate of the Chief Executive Officer of Scotts to such effect;

               (iii) no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of Scotts after the Effective Time;

               (iv) the Company and the Shareholders shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom substantially in the form attached hereto as Annex H to the effect that each of the Merger and each of the Stock Sales constitutes a tax-free reorganization pursuant to Section 368(a) of the Code; and

               (v) the Company shall have received all documents it may reasonably request relating to the existence of Scotts and Merger Subsidiary and the authority of Scotts and Merger Subsidiary to enter to, deliver and perform this Agreement, all in form and substance satisfactory to the Company.

                                 ARTICLE X

                                TERMINATION

          SECTION 10.01.  Termination.  This Agreement may be
     terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Shareholders or of the shareholders of Scotts):

               (a)  by mutual written consent of the parties hereto;

               (b)  by any party if the Merger has not been
          consummated by September 30, 1995;

               (c) by any party if, prior to the Effective Time, the Market Price (as defined in Section 6.01) of Scotts Common Stock shall be less than the Target Amount for ten consecutive trading days, the Target Amount being the lesser of $12 per share and the amount determined by multiplying $12 by a percentage equal to 100% minus the percentage decline, if any, in the Standard & Poors 500 Index (as reported by The Wall Street Journal) from January 26, 1995 to the date of the first day of such ten consecutive day trading period;

               (d) by any party if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Scotts or any Miracle-Gro Constituent Company from consummating any of the Merger Transactions is entered and such judgment, injunction, order or decree shall become final and nonappealable; and

               (e) by Scotts, upon a breach of any representation, warranty, covenant or agreement on the part of any Miracle-Gro Constituent Company or any Shareholder set forth in this Agreement, or if any representation or warranty of the Miracle-Gro Constituent Companies and the Shareholders shall have become untrue, in either case such that the conditions set forth in Section 9.02 would be incapable of being satisfied by September 30, 1995 (or as otherwise extended); provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 10.01(e);

               (f) by the Miracle-Gro Constituent Companies and the Shareholders, upon a breach of any representation, warranty, covenant or agreement on the part of Scotts or Merger Subsidiary set forth in this Agreement, or if any representation or warranty of Scotts or Merger Subsidiary shall have become untrue, in either case such that the conditions set forth in Section 9.03 would be incapable of being satisfied by September 30, 1995 (or as otherwise extended); provided that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 10.01(f); and

               (g) by any party hereto if the Scotts' Shareholders shall fail to approve the acquisition contemplated by
          Section 9.01(iii) at the Scotts Shareholder Meeting.

          SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 5.02,
     7.02 and 12.03 shall survive the termination hereof; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                 ARTICLE XI

                         SURVIVAL; INDEMNIFICATION

          SECTION 11.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive until the Effective Time and shall thereupon terminate and be of no further force and effect; provided, that the representations and warranties contained in Sections 3.12 and 4.11 shall survive until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under
     Section 11.02 or 11.03 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the specific inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. Notwithstanding any other provision of this Agreement to the contrary, the provisions of this Article XI shall apply to the Charity only to the extent that such provisions relate to covenants to be performed by the Charity.

          SECTION 11.02. Indemnification. (a) The Company and each Shareholder hereby jointly and severally indemnify Scotts against and agree to hold it harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, Loss ) incurred or suffered by Scotts arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company or the Share-holders pursuant to this Agreement.

          (b) Scotts hereby indemnifies the Company and the Share-holders against and agrees to hold them harmless from any and all Loss incurred or suffered by the Company and/or the Shareholders arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Scotts pursuant to this Agreement.

          SECTION 11.03. Procedures. (a) The party seeking indemnification under Section 11.02 (the Indemnified Party ) agrees to give prompt notice to the party against whom indemnity is sought (the Indemnifying Party ) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 11.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that such consent is not unreasonably withheld.

          (b) The Indemnified Party shall cooperate fully in all aspects of any matter for which indemnity is sought pursuant to this Article XI with respect to an action brought by a third party, including, in such case, by providing reasonable access to employees and officers (as witnesses or otherwise) and other information.

                                ARTICLE XII

                               MISCELLANEOUS

          SECTION 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing
     (including telecopy, telex or similar writing) and shall be given,

          if to Scotts or Merger Subsidiary, to:

               The Scotts Company
               14111 Scottslawn Road
               Marysville, OH  43041
               Attn.:  Craig D. Walley, General Counsel
               Telecopy: (513) 644-7072

               with a copy to:

               G. Robert Lucas, II
               Vorys, Sater, Seymour and Pease
               52 East Gay Street
               Columbus, OH  43215
               Telecopy: (614) 464-6350

          if to the Company, the General Partners, the Shareholders or the Shareholder Representative, to:

               Stern s Miracle-Gro Products, Inc.
               800 Port Washington Boulevard
               Port Washington, NY  11050
               Attn.: John Kenlon, President
               Telecopy: (516) 883-6563

               with a copy to:

               Horace Hagedorn
               800 Port Washington Boulevard
               Port Washington, NY  11050
               Telecopy:  (516) 883-6563

               with a further copy to:

               J. Michael Schell
               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, NY  10022
               Telecopy: (212) 735-2000

               and a further copy to:

               Jonathan R. Karis
               Hutchins, Wheeler & Dittmar
               101 Federal Street
               Boston, MA  02110
               Telecopy:  (617) 951-1295

               and a further copy to:

               Hagedorn Partnership, L.P.
               800 Port Washington Boulevard
               Port Washington, NY 11050
               Attn.:  James Hagedorn
               Telecopy:  (516) 883-6563

               and a further copy to:

               The New York Community Trust
               Two Park Avenue
               New York, NY 10016
               Attn.:  Jane Wilton
               Telecopy:  (212) 532-8528

     or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

          SECTION 12.02. Amendments; No Waivers. Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of Scotts, no such amendment or waiver shall, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the Articles of Incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of Scotts.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 12.03. Expenses; Taxes. All costs and expenses incurred in connection with this Agreement shall be paid by Scotts in the case of the costs and expenses of Scotts and Merger Subsidiary, and by the Shareholders in the case of the costs and expenses of the Miracle-Gro Constituent Companies and the Shareholders which have not been paid at the Effective Time. Notwithstanding the foregoing, all applicable sales, use or transfer taxes, if any, and all capital gains or income taxes of any of the Shareholders or any of the Miracle-Gro Constituent Companies, in each case, that may be due and payable as a result of the Merger or the transactions contemplated by this Agreement, whether levied on any Miracle-Gro Constituent Company, any of the Shareholders, Scotts or Merger Subsidiary, shall be borne by the Shareholders.

          SECTION 12.04. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 12.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 12.06. Entire Agreement. This Agreement (together with the exhibits and annexes, the Company Disclosure Schedule, the Scotts Disclosure Schedule and the other documents delivered pursuant hereto) and the confidentiality agreements between the Company and Scotts constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          SECTION 12.07. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties.

          SECTION 12.08.  Governing Law.  This Agreement shall be
     construed in accordance with and governed by the law of the State of Ohio.

          SECTION 12.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   MIRACLE-GRO CONSTITUENT COMPANIES:

                                   STERN S MIRACLE-GRO PRODUCTS, INC.

                                   By  /s/ Horace Hagedorn

                                   Title:  Chairman and Chief Executive Officer

                                   STERN S NURSERIES, INC.

                                   By  /s/ Horace Hagedorn

                                   Title:  Chief Executive Officer

                                   MIRACLE-GRO LAWN PRODUCTS INC.

                                   By  /s/ James Hagedorn

                                   Title:  President

                                   MIRACLE-GRO PRODUCTS LIMITED

                                   By  /s/ John Kenlon

                                   Title:  President

                                   SHAREHOLDERS:

                                     /s/ Horace Hagedorn

                                   HORACE HAGEDORN

                                   COMMUNITY FUNDS, INC.

                                   By  /s/ Jane Wilton

                                        Secretary and General Counsel

                                   HAGEDORN PARTNERSHIP, L.P.

                                   By   /s/ James Hagedorn

                                         A General Partner

                                     /s/ John Kenlon

                                   JOHN KENLON


                                   GENERAL PARTNERS:

                                     /s/ James Hagedorn

                                   JAMES HAGEDORN

                                     /s/ Katherine Hagedorn Littlefield

                                   KATHERINE HAGEDORN LITTLEFIELD

                                     /s/ Paul Hagedorn

                                   PAUL HAGEDORN

                                     /s/ Peter Hagedorn

                                   PETER HAGEDORN

                                     /s/ Robert Hagedorn

                                   ROBERT HAGEDORN

                                     /s/ Susan Hagedorn

                                   SUSAN HAGEDORN

                                   SCOTTS:

                                   THE SCOTTS COMPANY

                                   By  /s/ Craig Walley

                                   MERGER SUBSIDIARY:

                                   ZYX CORPORATION, an Ohio corporation

                                   By   /s/ Craig Walley




                                                            SCHEDULE 1.04

                       MERGER CONSIDERATION ALLOCATION

                      STERN'S MIRACLE-GRO PRODUCTS, INC.
                               Schedule 1.04(a)
                            (Number of securities)

                                SHARES OF
                                 $1,000      CLASS A   CLASS B   CLASS B
                                PREFERRED    WARRANTS  WARRANTS  WARRANTS

     Community Funds, Inc.       15,686        977,786   977,786   977,786

     Hagedorn Partnership, L.P. 145,608           0         0         0

     John Kenlon                  3,696         22,214    22,214     22,214

     _______________________________________________________________________

     TOTAL                      164,990       1,000,000 1,000,000  1,000,000
     _______________________________________________________________________


                       MERGER CONSIDERATION ALLOCATION

                          MIRACLE-GRO PRODUCTS LTD.
                               Schedule 1.04(b)
                            (Number of securities)

                                  SHARES OF
                                    $1,000      CLASS A   CLASS B   CLASS B
                                   PREFERRED    WARRANTS  WARRANTS  WARRANTS

     Hagedorn Partnership, L.P.      14,664         0         0        0

     John Kenlon                        336         0         0        0

     _____________________________________________________________________

     TOTAL                           15,000         0         0         0
     _____________________________________________________________________


                       MERGER CONSIDERATION ALLOCATION

                       MIRACLE-GRO LAWN PRODUCTS, INC.
                               Schedule 1.04(c)
                            (Number of securities)

                                   SHARES OF
                                    $1,000      CLASS A   CLASS B   CLASS B
                                   PREFERRED    WARRANTS  WARRANTS  WARRANTS

     Community Funds, Inc.           1,500         0         0          0

     Hagedorn Partnership, L.P.     13,200         0         0          0

     John Kenlon                       300         0         0          0

     _____________________________________________________________________

     TOTAL                          15,000         0         0          0
     _____________________________________________________________________


                       MERGER CONSIDERATION ALLOCATION

                           STERN'S NURSERIES, INC.
                               Schedule 1.04(d)
                           (Following Liquidation)
                            (Number of securities)

                               SHARES OF
                                 $1,000    CLASS A   CLASS B   CLASS B
                               PREFERRED   WARRANTS  WARRANTS  WARRANTS

     Horace Hagedorn               10        0         0          0

     ___________________________________________________________________

     TOTAL                         10        0         0          0
     ___________________________________________________________________

     GRAND TOTAL              195,000     1,000,000  1,000,000  1,000,000



                                                            SCHEDULE 2.03

               DIRECTORS AND OFFICERS OF SURVIVING CORPORATION
                             AND NEW MIRACLE-GRO

     Horace Hagedorn     -    Chairman of the Board of Directors and
     Chief Executive Officer

     John Kenlon         -    Director, President and Chief Operating
     Officer

     James Hagedorn -    Director and Executive Vice President


                                                                  ANNEX A

                                   TERMS OF
                     CLASS A CONVERTIBLE PREFERRED STOCK

          1. Designation. This series of Preferred Stock shall be designated Class A Convertible Preferred Stock, without par value (the Class A Preferred ).

          2. Authorized Number. The number of shares constituting the Class A Preferred shall be One Hundred Ninety-Five Thousand
     (195,000) shares.

          3. Dividends. (a) The holders of the Class A Preferred shall be entitled to receive, ratably with the holders of any other series of Preferred Stock with Parity Rights (as defined below) as to dividends based on their respective dividend rates, annual cumulative dividends in cash on each outstanding share of Class A Preferred at the rate of $50.00 per share per annum. Such cumulative dividends shall be paid in equal amounts (other than with respect to the initial dividend period) quarterly on June 30, September 30, December 31 and March 31 of each year (unless such day is not a business day, in which event on the next business day) as declared by the Board of Directors to the extent legally permitted, to holders of record as they appear on the register for the Class A Preferred on the June 15, September 15, December 15 and March 15 immediately preceding the relevant Dividend Payment Date (as hereinafter defined), out of any funds at the time legally available therefor, shall accrue until so paid from the date of issuance of the applicable shares of Class A Preferred, and shall be deemed to accrue from day to day, whether or not declared. A quarterly dividend period shall begin on the day following each June 30, September 30, December 31 and March 31 (each a Dividend Payment Date, whether or not a dividend is paid on such date) and end on the next succeeding Dividend Payment Date. Notwithstanding the foregoing, the first quarterly dividend period shall commence on the date of issue, and such dividend shall be paid on June 30, 1995 for the actual number of days in such period. If dividends shall not have been paid, or declared and set apart for payment, upon all outstanding shares of Class A Preferred at the aforesaid times and rates, such deficiency shall be cumulative in full. Any accumulation of dividends shall not bear interest.

          (b) No dividends or other distribution (other than dividends payable in Common Stock), and no redemption, purchase or other acquisition for value (other than redemptions, purchases or acquisitions payable in Common Stock or repurchases of Common Stock from employees of the Company pursuant to obligations existing as of the date hereof or upon foreclosure pursuant to loans existing as of the date hereof to employees of the Company secured by Common Stock), shall be made with respect to the Common Stock or any other class or series of the Company s capital stock ranking junior to the Class A Preferred with respect to dividends or liquidation preferences until cumulative dividends on the Class A Preferred in the full amounts as set forth above for all dividend periods ending, and all amounts payable upon redemption of Class A Preferred, on or prior to the date on which the proposed dividend or distribution is paid, or the proposed redemption, purchase or other acquisition is effected, have been declared and paid or set apart for payment.

          (c) (i) If on any Dividend Payment Date all or any portion of the dividend payable on such date is not so paid and at such time all or any portion of the dividend payable on the next preceding Dividend Payment Date remains in arrears, then from such second Dividend Payment Date (herein the commencement of a default period) until all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Class A Preferred then outstanding shall have been declared and paid, all holders of Class A Preferred, voting separately as a class, shall have the right to elect three directors to the Company's Board of Directors ("Directors").

          (ii) Such Directors shall be designated by the Shareholder Representative (as defined in the Merger Agreement) and shall be appointed to the Board, to fill vacancies newly created for such purpose, immediately upon such designation. After the holders of the Class A Preferred shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Class A Preferred as herein provided.

          (iii)  Immediately upon the expiration of a default period,
     (x) the right of the holders of Class A Preferred as a class to elect Directors pursuant to this Section 3(c) shall cease, (y) the term of any Directors elected by the holders of Class A Preferred as a class pursuant to this Section 3(c) shall terminate, and (z) the number of Directors shall be such number as was in effect immediately prior to the increase contemplated by this Section 3(c).

          4. Liquidation Preference. In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, distributions to the shareholders of the Company shall be made in the following manner:

          (a) The holders of the Class A Preferred shall be entitled to receive, ratably with the holders of any other series of Preferred Stock with Parity Rights (as defined below) as to liquidation preferences based on their respective preference amounts (which, in the case of the Class A Preferred, shall include any amounts owing in respect of accrued and unpaid dividends), prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Common Stock (or any other securities of the Company ranking junior to the Class A Preferred as to liquidation preferences), the preference amount (in cash) of $1,000 per share for each share of Class A Preferred then held by them plus an amount equal to all accrued but unpaid dividends (whether or not declared) on the Class A Preferred to the date of liquidation, dissolution or winding up. If the assets and funds thus distributed among the holders of the Class A Preferred and of any other series of Preferred Stock with Parity Rights as to liquidation preferences are insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Company legally available for distribution shall be distributed among the holders of the Class A Preferred and of any other series of Preferred Stock with Parity Rights as to liquidation preferences in the proportion that the aggregate preferential amount of shares of Class A Preferred and of any other series of Preferred Stock with Parity Rights as to liquidation preferences held by each such holder bears to the aggregate preferential amount of all shares of Class A Preferred and of any other series of Preferred Stock with Parity Rights as to liquidation preferences. After payment has been made to the holders of the Class A Preferred and of any other series of Preferred Stock with Parity Rights as to liquidation preferences of the full amounts to which they are entitled, no further amounts shall be paid with respect to the Class A Preferred, and the remaining assets of the Company shall be distributed among the holders of the Common Stock (and other junior securities with regard to liquidation preferences) in accordance with the Restated Articles of Incorporation and applicable law.

          (b) For purposes of this Section 4, a merger or consolidation of the Company with or into any other corporation or corporations in which the Company is not the surviving corporation, or a voluntary sale of all or substantially all of the assets of the Company, shall not be treated as a liquidation, dissolution or winding up of the Company (unless in connection therewith, the liquidation, dissolution or winding up of the Company is specifically approved), but shall be treated as provided in Section 7(e) hereof.

          5.  Provisions Generally Applicable to Dividends and
     Liquidation.

          (a) The term Parity Rights, as used in this Article FOURTH of the Restated Articles of Incorporation, shall mean dividend rights and liquidation preferences of any series of Preferred Stock of the Company which have preferences upon any liquidation, dissolution, or winding up of the Company or rights with respect to the declaration, payment and setting aside of dividends on a parity with those of the Class A Preferred.

          (b) Except as otherwise permitted by the Amended and Restated Agreement and Plan of Merger dated as of May 19, 1995 (the "Merger Agreement"), among Stern's Miracle-Gro Products, Inc., Stern's Nurseries, Inc., Miracle-Gro Lawn Products, Inc., Miracle-Gro Products Limited, Hagedorn Partnership, L.P. (the "Partnership"), Community Funds, Inc., Horace Hagedorn, John Kenlon, the general partners of the Partnership, the Company and ZYX Corporation, the Company will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 3 and 4 and in the taking of all such action as may be necessary or appropriate in order to protect the dividend and liquidation rights of the holders of the Class A Preferred against impairment; provided, however, that nothing herein will prevent the Company from creating any new series of Preferred Stock with higher dividend rates or liquidation payments so long as the priority of such rights is not senior to the rights of the Class A Preferred.

          6. Voting Rights. Except as otherwise required by law, the holder of each share of Class A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Class A Preferred could be converted at the record date for determination of the shareholders entitled to vote on such matters, such votes to be counted together with all other shares of stock of the Company having general voting power and not separately as a class or series. Holders of Class A Preferred shall be entitled to receive the same notice of any shareholders meeting as is provided to holders of Common Stock. Fractional votes by the holders of Class A Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Class A Preferred held by each holder could be converted) be rounded to the nearest whole number. The Company will, or will cause the registrar to, transmit to the registered holders of the Class A Preferred all reports and communications from the Company that are generally mailed to holders of its Common Stock.

          7. Conversion. The holders of the Class A Preferred have conversion rights as follows (the Conversion Rights ):

          (a) Right to Convert. Each share of Class A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and prior to the close of business of the Company on the business day next preceding any date set for the redemption thereof (provided that funds sufficient to redeem all shares to be redeemed on such date have been paid or made available for payment as described in Section 8(b)(iii)), at the office of the Company or any transfer agent for the Class A Preferred, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the Conversion Price ) shall initially be $19 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

          (b) Accrued Dividends and Fractional Shares. Dividends shall cease to accrue on shares of Class A Preferred surrendered for conversion into Common Stock; provided, however, that any dividends (whether or not declared) upon such shares which were accrued as of but not paid on or before the Dividend Payment Date immediately preceding the conversion date shall be paid in cash upon such conversion or as soon thereafter as permitted by law.

          No fractional shares of Common Stock shall be issued upon conversion of Class A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall, after aggregation of all fractional share interests held by each holder, pay cash equal to such remaining fractional interest multiplied by the Market Price at the time of conversion.

          (c) Mechanics of Conversion. Before any holder of Class A Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates for the Class A Preferred to be converted, duly endorsed, at the office of the Company or of any transfer agent for the Class A Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. The Company shall, as soon as practicable after such delivery, issue and deliver at such office to such holder of Class A Preferred (or to any other person specified in the notice delivered by such holder), a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In case any certificate for shares of Class A Preferred shall be surrendered for conversion of only a part of the shares represented thereby, the Company shall deliver at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class A Preferred represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing Class A Preferred are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. The issuance of certificates for shares of Common Stock issuable upon conversion of shares of Class A Preferred shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Company shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of Class A Preferred being converted.

          (d)  Effects of Certain Events.

          (i) Common Stock Dividends, Subdivisions or Combinations. In case the Company shall (A) pay or make a dividend or other distribution to all holders of its Common Stock in shares of its Common Stock, (B) subdivide, split or reclassify the outstanding shares of its Common Stock into a larger number of shares or (C) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of each outstanding share of Class A Preferred shall thereafter be entitled to receive upon the conversion of such share the number of shares of Common Stock which such holder would have owned and been entitled to receive had such shares of Class A Preferred been converted immediately prior to the happening of any of the events described above or, in the case of a stock dividend or other distribution, prior to the record date for determination of shareholders entitled thereto. An adjustment made pursuant to this clause (i) shall become effective immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

          (ii) Distributions of Assets or Securities Other Than Common Stock. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any of its capital stock (other than Common Stock), rights or warrants to purchase any of its securities (other than those referred to in (iii) below), cash (other than any regular quarterly or semi-annual dividend which the Board of Directors of the Company determines), other assets or evidences of its indebtedness, then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Average Market Price per share of Common Stock at the record date for determining shareholders entitled to such dividend or distribution less the fair market value (as determined in good faith by the Board of Directors) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Common Stock, and of which the denominator shall be such Average Market Price per share. An adjustment made pursuant to this clause (ii) shall become effective immediately after such record date.

          (iii) Below Market Distributions or Issuances. In case the Company shall issue Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) to all holders of Common Stock at a price per share (or having an effective exercise, exchange or conversion price per share) less than the Average Market Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock), then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the date of issuance of such Common Stock (or rights, warrants or other securities) by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and (B) the number of shares which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable) would purchase at such Average Market Price, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and
     (B) the number of additional shares of Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable). An adjustment made pursuant to this clause (iii) shall become effective immediately after the record date for determination of shareholders entitled to receive or purchase such Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock). For purposes of this clause (iii), the issuance of any options, rights or warrants or any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to any employee (including consultants and directors) benefit or stock option or purchase plan or program of the Company shall not be deemed to constitute an issuance of Common Stock or options, rights or warrants to which this clause (iii) applies. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Price shall be made (i) upon the issuance or sale of Common Stock upon the exercise of any rights or warrants or (ii) upon the issuance or sale of Common Stock upon conversion or exchange of any convertible securities, if any adjustment in the Conversion Price was made or required to be made upon the issuance or sale of such rights, warrants or securities.

          (iv) Repurchases. In case at any time or from time to time the Company or any subsidiary thereof shall repurchase, by self tender offer or otherwise, any shares of Common Stock of the Company at a weighted average purchase price in excess of the Average Market Price on the business day immediately prior to the earliest of the date of such repurchase, the commencement of an offer to repurchase or the public announcement of either (such date being referred to as the Determination Date ), the Conversion Price in effect as of such Determination Date shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be (A) the product of (x) the number of shares of Common Stock outstanding on such Determination Date and (y) the Average Market Price of the Common Stock on such Determination Date minus (B) the aggregate purchase price of such repurchase and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding on such Determination Date minus the number of shares of Common Stock repurchased by the Company or any subsidiary thereof in such repurchase and (y) the Average Market Price of the Common Stock on such Determination Date. For purposes of this clause (iv), the repurchase or repurchases by the Company or any subsidiary thereof within any 12 month period of not more than 15% of the shares of Common Stock outstanding as of the first date of such period, at a price not in excess of 120% of the Average Market Price as of the Determination Date of any such repurchase, shall not be deemed to constitute a repurchase to which this clause (iv) applies. An adjustment made pursuant to this clause (iv) shall become effective immediately after the effective date of such repurchase.

          (e) Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company (other than any reclassification referred to in Section 7(d)(i)), whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of the Company, the shares of Class A Preferred shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property, of the Company or otherwise, to which such holder would have been entitled if immediately prior to such event such holder had converted its shares of Class A Preferred into Common Stock at the Conversion Price in effect as of the consummation of such event. The provisions of this Section 7(e) shall similarly apply to successive changes, reclassifications, conversions, exchange or cancellations.

          (f) No Impairment. Except as permitted by the Merger Agreement, the Company will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
     Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred against impairment.

          (g) Calculation of Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 7 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 7, as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

          (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Class A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and
     (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Class A Preferred.

          (i)  Notices.

               (A) In the event that the Company shall propose at any time:

                    (1) to declare any dividend or distribution upon its Common Stock;

                    (2) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

                    (3) to effect any transaction of the type described in Section 7(e) hereof involving a change in the Common Stock;

          then, in connection with each such event, the Company shall send to the holders of the Class A Preferred:

                         (i) at least 20 days prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (1) and (2) above; and

                         (ii)  in the case of the matters referred to in
               (3) above, at least 20 days prior written notice of the date when the same shall take place (and specifying the time on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

               (B) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the holders of the Class A Preferred at least 20 days prior written notice.

               (C) The Company shall send written notice immediately upon any public announcement with respect to an open market repurchase program, any self tender offer for shares of Common Stock and any other repurchase other than a repurchase of stock of an employee or consultant pursuant to any benefit plan or agreement.

          8.  Redemption.

          (a) Redemption. The Class A Preferred shall not be subject to redemption prior to the last day of the month in which the fifth anniversary of the date of issuance occurs. On or after such date, the Company may, at its option, redeem all or from time to time any part of the shares of Class A Preferred, out of funds legally available therefor, upon giving the Redemption Notice as set forth in Section 8(b) hereof. The redemption payment for each share of Class A Preferred shall be an amount (the Redemption Payment ) in cash equal to the sum of (i) the amount of all accrued and unpaid dividends (whether or not declared) thereon to and including the date fixed for redemption plus (ii) $1000. In the event of a redemption of only a part of the then outstanding Class A Preferred, the Company shall effect such redemption ratably according to the number of shares held by each holder of Class A Preferred.

          (b)  Mechanics of Redemption.

          (i) At least 30 days, but no more than 60 days, prior to the date fixed for any redemption pursuant to Section 8(a) (the
      Redemption Date ), the Company shall send a written notice (the Redemption Notice ) to the holders of shares to be redeemed on such date (the Redemption Shares ) stating: (A) the total number of shares being redeemed; (B) the number of Redemption Shares held by such holder; (C) the Redemption Date and the Redemption Payment;
     (D) the date on which such holder s conversion rights as to such shares shall terminate; and (E) the manner in which and the place at which such holder is to surrender to the Company the certificate or certificates representing the Redemption Shares.

          (ii) Upon the surrender to the Company, in the manner and at the place designated, of a certificate or certificates representing Redemption Shares, the Redemption Payment for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. All such surrendered certificates shall be cancelled. Upon redemption of only a portion of the shares of Class A Preferred represented by a certificate surrendered for redemption, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered, at the expense of the Company (except for expenses relating to the issuance of such shares to a person other than the record holder of the Redemption Shares), a new certificate representing the unredeemed shares of Class A Preferred represented by the certificate so surrendered.

          (iii) On or prior to the Redemption Date, the Company shall have the option to deposit the aggregate of all Redemption Payments for all Redemption Shares (other than Redemption Shares surrendered for conversion prior to such date) in a bank or trust company (designated in the notice of such redemption) doing business in the State of Ohio or the City of New York, having aggregate capital and surplus in excess of $500,000,000, as a trust fund for the benefit of the respective holders of Redemption Shares, with irrevocable instructions and authority to the bank or trust company to pay the appropriate Redemption Payment to the holders of Redemption Shares upon receipt of notification from the Company that such holder has surrendered the certificate representing such shares to the Company. Such instructions shall also provide that any such moneys remaining unclaimed at the expiration of one year following the Redemption Date shall thereafter be returned to the Company upon its request as expressed in a resolution of its Board of Directors. The holder of any Redemption Shares in respect of which such deposit has been returned to the Company pursuant to the preceding sentence shall have a claim as an unsecured creditor against the Company for the Redemption Payment in respect thereof, without interest.

          (iv) Provided that the Company has given the Redemption Notice described in Section 8(b)(i) and has on or prior to the Redemption Date either paid or made available (as described in Section 8(b)(iii)) Redemption Payments to the holders of Redemption Shares, all Redemption Shares shall be deemed to have been redeemed as of the close of business of the Company on the applicable Redemption Date. Thereafter, the holder of such shares shall no longer be treated for any purposes as the record holder of such shares of Class A Preferred, regardless of whether the certificates representing such shares are surrendered to the Company or its transfer agent, excepting only the right of the holder to receive the appropriate Redemption Payment, without interest, upon such surrender. Such shares so redeemed shall not be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

          (v) The Company shall not be obligated to pay the Redemption Payment to any holder of Redemption Shares unless the certificates evidencing such shares are either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

          (c) Limitation on Redemption. The Company shall not be obligated to redeem any shares of Class A Preferred which have previously been converted into Common Stock. The Company shall not be obligated to redeem shares pursuant to this Section 8 if such redemption would violate any provisions of applicable law. If, after giving the Redemption Notice, the Company is unable, pursuant to applicable law, to redeem some or all unconverted Redemption Shares on any particular Redemption Date, the Company shall promptly notify the holders thereof of the facts that prevent the Company from so redeeming such shares. Thereafter, the Company shall redeem such unredeemed Redemption Shares at such time as it is lawfully able to do so.

          9. Status of Converted Shares. If shares of Class A Preferred are converted pursuant to Section 7 hereof or redeemed pursuant to Section 8 hereof, the shares so converted or redeemed shall resume the status of authorized but unissued shares of Preferred Stock of the Company unless otherwise prohibited by applicable law.

          10. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or when sent by telegram or telecopier (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Class A Preferred, to such holder s address of record, and (ii) in the case of the Company, to the Company s principal executive offices to the attention of the Company s secretary.

          11. Amendments and Waivers. Any right, preference, privilege or power of, or restriction provided for the benefit of, the Class A Preferred set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the affirmative vote or written consent of the holders of not less than a majority of the shares of Class A Preferred then outstanding, and any amendment or waiver so effected shall be binding upon the Company and all holders of Class A Preferred.

          12. Additional Definitions. As used herein the term Trading Day means each Monday, Tuesday, Wednesday, Thursday and Friday which is a day on which the New York Stock Exchange, Inc. is open for trading.

          As used herein, the term Market Price of a share of Common Stock or of any other security of the Company on any date shall mean: (i) the last reported sales price of the Common Stock or such other security on the principal national securities exchange on which such Common Stock or other security is listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (ii) if such Common Stock or other security shall not be listed or admitted to trading on a national securities exchange, the last reported sales price on the NASDAQ National Market or, if no such reported sales takes place on any such date, the average of the closing bid and asked prices thereon, as reported in The Wall Street Journal, or (iii) if such Common Stock or other security shall not be quoted on such National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or (iv) if there is no public market for such Common Stock or other security, the fair market value of a share of such Common Stock or a unit of such other security as determined in good faith by the Board of Directors of the Company.

          The term Average Market Price shall mean the average of the Market Prices for the 30 consecutive trading days immediately preceding the date in question.


                                                               ANNEX B

                  SERIES A WARRANT TO PURCHASE COMMON SHARES
                                      OF
                              THE SCOTTS COMPANY

             THIS WARRANT WAS ISSUED PURSUANT TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 19, 1995, AMENDING AND RESTATING THE ORIGINAL AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 26, 1995 (AS SO AMENDED AND RESTATED, THE "MERGER AGREEMENT"), AMONG STERN'S MIRACLE-GRO PRODUCTS, INC., STERN'S NURSERIES, INC., MIRACLE-GRO LAWN PRODUCTS, INC., MIRACLE-GRO PRODUCTS LIMITED, THE HAGEDORN PARTNERSHIP, L.P., THE GENERAL PARTNERS OF THE HAGEDORN PARTNERSHIP, L.P., COMMUNITY FUNDS, INC., HORACE HAGEDORN, JOHN KENLON, THE SCOTTS COMPANY AND ZYX CORPORATION. NO TRANSFER MAY OCCUR EXCEPT IN CONFORMITY WITH THE TERMS OF THE MERGER AGREEMENT.

        No. WA-1                                 Warrant    to   Purchase
                                                 ______   Common  Shares,
                                                 without     par    value
                                                 (subject to adjustment)

        Void after November 19, 2003

             For value received, THE SCOTTS COMPANY, an Ohio corporation (the Company ), hereby certifies that ___________, or registered assigns (the Holder ), is entitled, subject to the terms set forth below and to the Merger Agreement, to purchase from the Company, ______ Common Shares, without par value, of the Company ( Common Stock ), as constituted on May 19, 1995 (the Warrant Issue Date ), upon surrender hereof at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States as hereinafter provided at the per share price of $21 (the Exercise Price ). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term
         Warrant as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is registered and its transfer may be registered upon the books maintained for that purpose by the Company by delivery of this Warrant duly endorsed.

             Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

             1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on May 19, 1995 and ending at 5:00 p.m., Eastern time, on the date eight years and six months after the Warrant Issue Date, and shall be void thereafter.

             2.   Exercise of Warrant.

                  2.1 Method. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above and subject to Section 2.5, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder at the principal executive office of the Company at 14111 Scottslawn Road, Marysville, Ohio 43041 (or such other office or agency of the Company as it may designate by notice in writing to the Holder), upon payment in cash or by wire transfer to a bank account designated by the Company or by a certified or cashier's check of the aggregate Exercise Price of the shares to be purchased; provided, however, that, in lieu of cash, such Holder may pay such Exercise Price by exchanging shares of Common Stock having an aggregate Market Price equal to the aggregate Exercise Price or by reducing the number of shares of Common Stock such Holder would otherwise be entitled to upon such exercise by a number of shares of Common Stock having an aggregate Market Price equal to the aggregate Exercise Price.

                  2.2 Effect. This Warrant shall be deemed to have been exercised at the time of its surrender for exercise together with full payment as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares at and after such time. As promptly as practicable on or after such date the Company at its expense shall issue to the person entitled to receive the same a certificate for the number of shares of Common Stock issuable upon such exercise. If this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant exercisable for the number of shares for which this Warrant may then be exercised.

                  2.3 Holder Not a Shareholder. The Holder shall neither be entitled to vote nor receive dividends nor be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose until the Warrant has been exercised for shares of Common Stock as provided in this Section 2.

                  2.4 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

                  2.5 Exercise for Cash in Certain Circumstances. Notwithstanding the foregoing, (a) until the fifth anniversary of the Warrant Issue Date, in the event, and to the extent that, the exercise of this Warrant would cause the Total Voting Power of the Shareholders to exceed the Standstill Percentage, this Warrant shall not be exercisable for shares of Common Stock but rather shall be exercisable solely for the difference at the time of exercise between the Market Price and the Exercise Price at such time and (b) thereafter, in the event, and to the extent that, the exercise of this Warrant would cause the Total Voting Power of the Shareholders to exceed 49%, this Warrant shall not be exercisable for shares of Common Stock but rather shall be exercisable solely for the difference at the time of exercise between the Market Price and the Exercise Price at such time.

             3.   Registered Warrants.

                  3.1 Series. This Warrant is one of a series of Warrants, designated as Series A, which are identical except as to the number of shares of Common Stock purchasable and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 (the Act ) and the regulations of the Securities and Exchange Commission promulgated thereunder or state securities or blue sky laws. Such Warrants are referred to herein collectively as the
         Warrants.

                  3.2 Record Ownership. The Company shall maintain a register of the Holders of the Warrants (the Register ) showing their names and addresses and the serial numbers and number of Common Shares purchasable, issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Warrant in the Register as the sole owner of this Warrant.
        The Holder of this Warrant is the person exclusively entitled to receive notifications with respect to this Warrant, exercise it to purchase shares of Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

                  3.3 Registration of Transfer. To the extent permitted under the Merger Agreement, transfers of this Warrant may be registered on the Register. Transfers shall be registered when this Warrant is presented to the Company duly endorsed with a request to register the transfer hereof in accordance with the terms of the Merger Agreement. When this Warrant is presented for transfer and duly transferred hereunder, it shall be cancelled and a new Warrant showing the name of the transferee as the Holder thereof shall be issued in lieu hereof. No transfer of this Warrant may take place except in accordance with the terms of the Merger Agreement.

                  3.4 Worn and Lost Warrants. If this Warrant becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Warrant in lieu hereof upon its surrender. If this Warrant is lost, destroyed or wrongfully taken, the Company shall issue a new Warrant in place of the original Warrant if the Holder so requests by written notice to the Company and the Holder has delivered to the Company an indemnity agreement reasonably satisfactory to the Company with an affidavit of the Holder that this Warrant has been lost, destroyed or wrongfully taken.

                  3.5 Restrictions on Transfer. (a) This Warrant and the Common Stock issuable upon the exercise hereof have been registered under the Act on Form S-4, and therefore this Warrant and the Common Stock issuable upon the exercise of this Warrant may not be offered for sale, sold or otherwise transferred unless such offer, sale or other transfer complies with Rule 145 under the Act and is otherwise registered under the appropriate state securities or Blue Sky laws or such transfer is exempt from such registration.

                  (b) No transfer of this Warrant or the Common Stock issuable upon the exercise hereof may be made except in accordance with the terms of the Merger Agreement.

                  3.6 Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Register, issuing Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging or transferring this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or transfer, as the case may be, shall be made at the office of such agent.

             4. Reservation of Stock. The Company covenants that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock or Common Stock held in Treasury a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

             5.   Effects of Certain Events.

                  5.1  Common Stock Dividends, Subdivisions or
        Combinations. In case the Company shall (A) pay or make a dividend or other distribution to all holders of its Common Stock in shares of its Common Stock, (B) subdivide, split or reclassify the outstanding shares of its Common Stock into a larger number of shares or (C) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive upon the exercise of this Warrant, subject to Section 2.5, the number of shares of Common Stock which such Holder would have owned and been entitled to receive had such Warrant been exercised immediately prior to the happening of any of the events described above or, in the case of a stock dividend or other distribution, prior to the record date for determination of shareholders entitled thereto. An adjustment made pursuant to this Section 5.1 shall become effective immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

                  5.2 Distributions of Assets or Securities Other Than Common Stock. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any of its capital stock (other than Common Stock), rights or warrants to purchase any of its securities (other than those referred to in Section 5.3 below), cash (other than any regular quarterly or semi-annual dividend which the Board of Directors of the Company determines), other assets or evidences of its indebtedness, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Average Market Price per share of Common Stock at the record date for determining shareholders entitled to such dividend or distribution less the fair market value (as determined in good faith by the Board of Directors) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Common Stock, and of which the denominator shall be such Average Market Price per share. An adjustment made pursuant to this
        Section 5.2 shall become effective immediately after such record date.

                  5.3 Below Market Distributions or Issuances. In case the Company shall issue Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) to all holders of Common Stock at a price per share (or having an effective exercise, exchange or conversion price per share) less than the Average Market Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of issuance of such Common Stock (or rights, warrants or other securities) by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and
        (B) the number of shares which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable) would purchase at such Average Market Price, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and (B) the number of additional shares of Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable). An adjustment made pursuant to this Section 5.3 shall become effective immediately after the record date for determination of shareholders entitled to receive or purchase such Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock). For purposes of this Section 5.3, the issuance of any options, rights or warrants or any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to any employee (including consultants and directors) benefit or stock option or purchase plan or program of the Company shall not be deemed to constitute an issuance of Common Stock or options, rights or warrants to which this Section 5.3 applies. Notwithstanding anything herein to the contrary, no further adjustment to the Exercise Price shall be made (i) upon the issuance or sale of Common Stock upon the exercise of any rights or warrants or (ii) upon the issuance or sale of Common Stock upon conversion or exchange of any convertible securities, if any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such rights, warrants or securities.

                  5.4 Repurchases. In case at any time or from time to time the Company or any subsidiary thereof shall repurchase, by self tender offer or otherwise, any shares of Common Stock of the Company at a weighted average purchase price in excess of the Average Market Price on the business day immediately prior to the earliest of the date of such repurchase, the commencement of an offer to repurchase or the public announcement of either (such date being referred to as the Determination Date ), the Exercise Price in effect as of such Determination Date shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be
        (A) the product of (x) the number of shares of Common Stock outstanding on such Determination Date and (y) the Average Market Price of the Common Stock on such Determination Date minus (B) the aggregate purchase price of such repurchase and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding on such Determination Date minus the number of shares of Common Stock repurchased by the Company or any subsidiary thereof in such repurchase and (y) the Average Market Price of the Common Stock on such Determination Date. For purposes of this clause
        (iv), the repurchase or repurchases by the Company or any subsidiary thereof within any 12 month period of not more than 15% of the shares of Common Stock outstanding as of the first date of such period, at a price not in excess of 120% of the Average Market Price as of the Determination Date of any such repurchase, shall not be deemed to constitute a repurchase to which this Section 5.4 applies. An adjustment made pursuant to this Section 5.4 shall become effective immediately after the effective date of such repurchase.

             6. Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company (other than any reclassification referred to in Section 5.1), whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of the Company, this Warrant shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be exercisable for the kind and number of shares of stock or other securities or property, of the Company or otherwise, to which the Holder would have been entitled if immediately prior to such event such Holder had exercised this Warrant for Common Stock at the Exercise Price in effect as of the consummation of such event. The provisions of this
        Section 6 shall similarly apply to successive changes, reclassifications, conversions, exchange or cancellations.

             7. No Impairment. Except as permitted by the Merger Agreement, the Company will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder hereof against impairment.

             8. Calculation of Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Warrant shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.
        Anything in this Warrant to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Warrant, as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

             9. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant; provided, however, that the Company shall not be required to calculate the effect of
        Section 2.5 upon such exercise.

             10.  Notices.

                  10.1 Dilutive Events. In the event that the Company shall propose at any time:

                  (1) to declare any dividend or distribution upon its Common Stock;

                  (2) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

                  (3) to effect any transaction of the type described in Section 6 hereof involving a change in the Common Stock;

        then, in connection with each such event, the Company shall send to the Holders of this Warrant:

                  (A) at least 20 days prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (1) and (2) above; and

                  (B) in the case of the matters referred to in (3) above, at least 20 days prior written notice of the date when the same shall take place (and specifying the time on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  10.2 Dissolution; Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the Holder of this Warrant at least 20 days prior written notice.

                  10.3 Repurchase Programs. The Company shall send written notice immediately upon any public announcement with respect to an open market repurchase program, any self tender offer for shares of Common Stock and any other repurchase other than a repurchase of stock of an employee or consultant pursuant to any benefit plan or agreement.

             11. Amendments. This Warrant may not be amended without the prior written consent of the Holder.

             12. Additional Definition. As used herein, the term Average Market Price shall mean the average of the Market
        Prices for the 30 consecutive trading immediately preceding the date in question.

             13. Notices. Any notice, certificate or other communication which is required or convenient under the terms of this Warrant shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid, and directed to the Holder of the Warrant at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

             14. Time. Where this Warrant provides for a payment or performance on a Saturday or Sunday or a public holiday in the State of Ohio, such payment or performance may be made on the next succeeding business day, without liability of the Company for interest on any such payment.

             15. Rules of Construction. In this Warrant, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Warrant are inserted for convenience of reference only, and they neither form a part of this Warrant nor are they to be used in the construction or interpretation hereof.

             16. Governing Law. This Warrant shall be construed in accordance with and governed by the law of the State of Ohio.

             IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereto duly authorized.

                                 THE SCOTTS COMPANY


        By:______________________________________
                                      Name:
                                      Title:


                            Assignment of Warrant

             The undersigned hereby sell(s) and assign(s) and
        transfer(s) unto
        ______________________________________________________________
        ______________________________________________________________
        __________________________
        (name, address and SSN or EIN of assignee)
        __________________________________ of this Warrant.
                       (portion of Warrant)

        Date:_____________________
        Sign:________________________________________
                                         (Signature must conform in
        all respects to
                                           name of Holder shown on
        face of Warrant)

        Signature Guaranteed:


                              Notice of Exercise

          [To be completed and signed only upon exercise of Warrant]

             The undersigned, the Holder of this Warrant, hereby irrevocably elects to exercise the right to purchase Common Stock, without par value, of The Scotts Company as follows:

        __________________________________________
            (whole number of Warrants exercised)

                                                    Dollars ($      )
                       (number of Warrants exercised times Exercise Price)

                                                    Shares (        )

                                                    Dollars ($      )
                        (number of shares and Market Price of Common
                           Stock in cashless exercise)

        [Signature must be
        ____________________________________________
        guaranteed if name of              (name of holder of shares
        if different than Holder
        holder of shares differs                     of Warrant
        from registered Holder
        of Warrant]
        ____________________________________________
                                 (address of holder of shares if
        different than address                                 of
        Holder of Warrant)

        ____________________________________________
                                    (Social Security or EIN of holder
        of shares if                            different than Holder
        of Warrant)

        Date:_______________
        Sign:______________________________________________
                                      (Signature must conform in all
        respects to name of
                                      Holder shown on face of this
        Warrant)

        Signature Guaranteed:


                             RECEIPT FOR WARRANTS

             The undersigned hereby acknowledges receipt from The
        Scotts Company (the Company ) on this 19th day of May, 1995, of a separate Series A Warrant for the purchase of ______ common shares of the Company, subject to the terms and conditions contained in the warrant.

        SIGNATURE

        COMMUNITY FUNDS, INC., a New York
        not-for-profit corporation

        _______________________
        By:
        Its:

        _______________________
        John Kenlon


                                                               ANNEX C

                 SERIES B WARRANT TO PURCHASE COMMON SHARES
                                  OF
                           THE SCOTTS COMPANY

             THIS WARRANT WAS ISSUED PURSUANT TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 19, 1995, AMENDING AND RESTATING THE ORIGINAL AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 26, 1995 (AS SO AMENDED AND RESTATED, THE "MERGER AGREEMENT"), AMONG STERN'S MIRACLE-GRO PRODUCTS, INC., STERN'S NURSERIES, INC., MIRACLE-GRO LAWN PRODUCTS, INC., MIRACLE-GRO PRODUCTS LIMITED, THE HAGEDORN PARTNERSHIP, L.P., THE GENERAL PARTNERS OF THE HAGEDORN PARTNERSHIP, L.P., COMMUNITY FUNDS, INC., HORACE HAGEDORN, JOHN KENLON, THE SCOTTS COMPANY AND ZYX CORPORATION. NO TRANSFER MAY OCCUR EXCEPT IN CONFORMITY WITH THE TERMS OF THE MERGER AGREEMENT.

        No. WB-1                                 Warrant    to   Purchase
                                                 ______   Common  Shares,
                                                 without     par    value
                                                 (subject to adjustment)

        Void after November 19, 2003

             For value received, THE SCOTTS COMPANY, an Ohio corporation (the Company ), hereby certifies that ___________, or registered assigns (the Holder ), is entitled, subject to the terms set forth below and to the Merger Agreement, to purchase from the Company, ______ Common Shares, without par value, of the Company ( Common Stock ), as constituted on May 19, 1995 (the Warrant Issue Date ), upon surrender hereof at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States as hereinafter provided at the per share price of $25 (the Exercise Price ). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term
         Warrant as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is registered and its transfer may be registered upon the books maintained for that purpose by the Company by delivery of this Warrant duly endorsed.

             Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

             1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on May 19, 1995 and ending at 5:00 p.m., Eastern time, on the date eight years and six months after the Warrant Issue Date, and shall be void thereafter.

             2.   Exercise of Warrant.

                  2.1 Method. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above and subject to Section 2.5, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder at the principal executive office of the Company at 14111 Scottslawn Road, Marysville, Ohio 43041 (or such other office or agency of the Company as it may designate by notice in writing to the Holder), upon payment in cash or by wire transfer to a bank account designated by the Company or by a certified or cashier's check of the aggregate Exercise Price of the shares to be purchased; provided, however, that, in lieu of cash, such Holder may pay such Exercise Price by exchanging shares of Common Stock having an aggregate Market Price equal to the aggregate Exercise Price or by reducing the number of shares of Common Stock such Holder would otherwise be entitled to upon such exercise by a number of shares of Common Stock having an aggregate Market Price equal to the aggregate Exercise Price.

                  2.2 Effect. This Warrant shall be deemed to have been exercised at the time of its surrender for exercise together with full payment as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares at and after such time. As promptly as practicable on or after such date the Company at its expense shall issue to the person entitled to receive the same a certificate for the number of shares of Common Stock issuable upon such exercise. If this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant exercisable for the number of shares for which this Warrant may then be exercised.

                  2.3 Holder Not a Shareholder. The Holder shall neither be entitled to vote nor receive dividends nor be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose until the Warrant has been exercised for shares of Common Stock as provided in this Section 2.

                  2.4 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

                  2.5 Exercise for Cash in Certain Circumstances. Notwithstanding the foregoing, (a) until the fifth anniversary of the Warrant Issue Date, in the event, and to the extent that, the exercise of this Warrant would cause the Total Voting Power of the Shareholders to exceed the Standstill Percentage, this Warrant shall not be exercisable for shares of Common Stock but rather shall be exercisable solely for the difference at the time of exercise between the Market Price and the Exercise Price at such time and (b) thereafter, in the event, and to the extent that, the exercise of this Warrant would cause the Total Voting Power of the Shareholders to exceed 49%, this Warrant shall not be exercisable for shares of Common Stock but rather shall be exercisable solely for the difference at the time of exercise between the Market Price and the Exercise Price at such time.

             3.   Registered Warrants.

                  3.1 Series. This Warrant is one of a series of Warrants, designated as Series B, which are identical except as to the number of shares of Common Stock purchasable and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 (the Act ) and the regulations of the Securities and Exchange Commission promulgated thereunder or state securities or blue sky laws. Such Warrants are referred to herein collectively as the Warrants.

                  3.2 Record Ownership. The Company shall maintain a register of the Holders of the Warrants (the Register ) showing their names and addresses and the serial numbers and number of Common Shares purchasable, issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Warrant in the Register as the sole owner of this Warrant.
        The Holder of this Warrant is the person exclusively entitled to receive notifications with respect to this Warrant, exercise it to purchase shares of Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

                  3.3 Registration of Transfer. To the extent permitted under the Merger Agreement, transfers of this Warrant may be registered on the Register. Transfers shall be registered when this Warrant is presented to the Company duly endorsed with a request to register the transfer hereof in accordance with the terms of the Merger Agreement. When this Warrant is presented for transfer and duly transferred hereunder, it shall be cancelled and a new Warrant showing the name of the transferee as the Holder thereof shall be issued in lieu hereof. No transfer of this Warrant may take place except in accordance with the terms of the Merger Agreement.

                  3.4 Worn and Lost Warrants. If this Warrant becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Warrant in lieu hereof upon its surrender. If this Warrant is lost, destroyed or wrongfully taken, the Company shall issue a new Warrant in place of the original Warrant if the Holder so requests by written notice to the Company and the Holder has delivered to the Company an indemnity agreement reasonably satisfactory to the Company with an affidavit of the Holder that this Warrant has been lost, destroyed or wrongfully taken.

                  3.5 Restrictions on Transfer. (a) This Warrant and the Common Stock issuable upon the exercise hereof have been registered under the Act on Form S-4, and therefore this Warrant and the Common Stock issuable upon the exercise of this Warrant may not be offered for sale, sold or otherwise transferred unless such offer, sale or other transfer complies with Rule 145 under the Act and is otherwise registered under the appropriate state securities or Blue Sky laws or such transfer is exempt from such registration.

                  (b) No transfer of this Warrant or the Common Stock issuable upon the exercise hereof may be made except in accordance with the terms of the Merger Agreement.

                  3.6 Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Register, issuing Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging or transferring this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or transfer, as the case may be, shall be made at the office of such agent.

             4. Reservation of Stock. The Company covenants that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock or Common Stock held in Treasury a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

             5.   Effects of Certain Events.

                  5.1  Common Stock Dividends, Subdivisions or
        Combinations. In case the Company shall (A) pay or make a dividend or other distribution to all holders of its Common Stock in shares of its Common Stock, (B) subdivide, split or reclassify the outstanding shares of its Common Stock into a larger number of shares or (C) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive upon the exercise of this Warrant, subject to Section 2.5, the number of shares of Common Stock which such Holder would have owned and been entitled to receive had such Warrant been exercised immediately prior to the happening of any of the events described above or, in the case of a stock dividend or other distribution, prior to the record date for determination of shareholders entitled thereto. An adjustment made pursuant to this Section 5.1 shall become effective immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

                  5.2 Distributions of Assets or Securities Other Than Common Stock. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any of its capital stock (other than Common Stock), rights or warrants to purchase any of its securities (other than those referred to in Section 5.3 below), cash (other than any regular quarterly or semi-annual dividend which the Board of Directors of the Company determines), other assets or evidences of its indebtedness, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Average Market Price per share of Common Stock at the record date for determining shareholders entitled to such dividend or distribution less the fair market value (as determined in good faith by the Board of Directors) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Common Stock, and of which the denominator shall be such Average Market Price per share. An adjustment made pursuant to this
        Section 5.2 shall become effective immediately after such record date.

                  5.3 Below Market Distributions or Issuances. In case the Company shall issue Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) to all holders of Common Stock at a price per share (or having an effective exercise, exchange or conversion price per share) less than the Average Market Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of issuance of such Common Stock (or rights, warrants or other securities) by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and
        (B) the number of shares which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable) would purchase at such Average Market Price, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and (B) the number of additional shares of Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable). An adjustment made pursuant to this Section 5.3 shall become effective immediately after the record date for determination of shareholders entitled to receive or purchase such Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock). For purposes of this Section 5.3, the issuance of any options, rights or warrants or any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to any employee (including consultants and directors) benefit or stock option or purchase plan or program of the Company shall not be deemed to constitute an issuance of Common Stock or options, rights or warrants to which this Section 5.3 applies. Notwithstanding anything herein to the contrary, no further adjustment to the Exercise Price shall be made (i) upon the issuance or sale of Common Stock upon the exercise of any rights or warrants or (ii) upon the issuance or sale of Common Stock upon conversion or exchange of any convertible securities, if any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such rights, warrants or securities.

                  5.4 Repurchases. In case at any time or from time to time the Company or any subsidiary thereof shall repurchase, by self tender offer or otherwise, any shares of Common Stock of the Company at a weighted average purchase price in excess of the Average Market Price on the business day immediately prior to the earliest of the date of such repurchase, the commencement of an offer to repurchase or the public announcement of either (such date being referred to as the Determination Date ), the Exercise Price in effect as of such Determination Date shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be
        (A) the product of (x) the number of shares of Common Stock outstanding on such Determination Date and (y) the Average Market Price of the Common Stock on such Determination Date minus (B) the aggregate purchase price of such repurchase and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding on such Determination Date minus the number of shares of Common Stock repurchased by the Company or any subsidiary thereof in such repurchase and (y) the Average Market Price of the Common Stock on such Determination Date. For purposes of this clause
        (iv), the repurchase or repurchases by the Company or any subsidiary thereof within any 12 month period of not more than 15% of the shares of Common Stock outstanding as of the first date of such period, at a price not in excess of 120% of the Average Market Price as of the Determination Date of any such repurchase, shall not be deemed to constitute a repurchase to which this Section 5.4 applies. An adjustment made pursuant to this Section 5.4 shall become effective immediately after the effective date of such repurchase.

             6. Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company (other than any reclassification referred to in Section 5.1), whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of the Company, this Warrant shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be exercisable for the kind and number of shares of stock or other securities or property, of the Company or otherwise, to which the Holder would have been entitled if immediately prior to such event such Holder had exercised this Warrant for Common Stock at the Exercise Price in effect as of the consummation of such event. The provisions of this
        Section 6 shall similarly apply to successive changes, reclassifications, conversions, exchange or cancellations.

             7. No Impairment. Except as permitted by the Merger Agreement, the Company will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder hereof against impairment.

             8. Calculation of Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Warrant shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.
        Anything in this Warrant to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Warrant, as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

             9. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant; provided, however, that the Company shall not be required to calculate the effect of
        Section 2.5 upon such exercise.

             10.  Notices.

                  10.1 Dilutive Events. In the event that the Company shall propose at any time:

                  (1) to declare any dividend or distribution upon its Common Stock;

                  (2) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

                  (3) to effect any transaction of the type described in Section 6 hereof involving a change in the Common Stock;

        then, in connection with each such event, the Company shall send to the Holders of this Warrant:

                  (A) at least 20 days prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (1) and (2) above; and


                  (B) in the case of the matters referred to in (3) above, at least 20 days prior written notice of the date when the same shall take place (and specifying the time on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  10.2 Dissolution; Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the Holder of this Warrant at least 20 days prior written notice.

                  10.3 Repurchase Programs. The Company shall send written notice immediately upon any public announcement with respect to an open market repurchase program, any self tender offer for shares of Common Stock and any other repurchase other than a repurchase of stock of an employee or consultant pursuant to any benefit plan or agreement.

             11. Amendments. This Warrant may not be amended without the prior written consent of the Holder.

             12. Additional Definition. As used herein, the term Average Market Price shall mean the average of the Market
        Prices for the 30 consecutive trading immediately preceding the date in question.

             13. Notices. Any notice, certificate or other communication which is required or convenient under the terms of this Warrant shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid, and directed to the Holder of the Warrant at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

             14. Time. Where this Warrant provides for a payment or performance on a Saturday or Sunday or a public holiday in the State of Ohio, such payment or performance may be made on the next succeeding business day, without liability of the Company for interest on any such payment.

             15. Rules of Construction. In this Warrant, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Warrant are inserted for convenience of reference only, and they neither form a part of this Warrant nor are they to be used in the construction or interpretation hereof.

             16. Governing Law. This Warrant shall be construed in accordance with and governed by the law of the State of Ohio.



             IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereto duly authorized.

                                 THE SCOTTS COMPANY

                                 By:______________________________
                                            Name:
                                            Title:


                            Assignment of Warrant

             The undersigned hereby sell(s) and assign(s) and
        transfer(s) unto______________
        ______________________________________________________________
        ______________________________________________________________
          (name, address and SSN or EIN of assignee)
        __________________________________ of this Warrant.
                       (portion of Warrant)

        Date:_________________
        Sign:________________________________________
                                         (Signature must conform in
        all respects to
                                           name of Holder shown on
        face of Warrant)

        Signature Guaranteed:


                              Notice of Exercise

          [To be completed and signed only upon exercise of Warrant]

             The undersigned, the Holder of this Warrant, hereby irrevocably elects to exercise the right to purchase Common Stock, without par value, of The Scotts Company as follows:

        _________________________________________________
                                          (whole number of Warrants
        exercised)
                                                     Dollars ($      )
                                  (number of Warrants exercised times
        Exercise Price)

                                                     Shares  (       )

                                                     Dollars ($      )
                                (number of shares and Market Price of
        Common Stock                                           in
                                           cashless exercise)

        [Signature must be
        ______________________________________________
        guaranteed if name of        (name of holder of shares if
        different than Holder of
        holder of shares differs                     Warrant)
        from registered Holder
        of Warrant]
        _______________________________________________
                              (address of holder of shares if
        different than address of
                                                 Holder of Warrant)

        _______________________________________________
                               (Social Security or EIN of holder of
        shares if different
                                           than Holder of Warrant)

        Date:______________
        Sign:______________________________________________
                                    (Signature must conform in all
        respects to name of
                                      Holder shown on face of this
        Warrant)

        Signature Guaranteed:


                             RECEIPT FOR WARRANTS

             The undersigned hereby acknowledges receipt from The
        Scotts Company (the Company ) on this 19th day of May, 1995, of a separate Series B Warrant for the purchase of ______ common shares of the Company, subject to the terms and conditions contained in the warrant.

        SIGNATURE

        COMMUNITY FUNDS, INC., a New York
        not-for-profit corporation

        _______________________
        By:
        Its:

        _______________________
        John Kenlon


                                                               ANNEX D

        SERIES C WARRANT TO PURCHASE COMMON SHARES
        OF
        THE SCOTTS COMPANY

             THIS WARRANT WAS ISSUED PURSUANT TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER DATED AS OF MAY 19, 1995, AMENDING AND RESTATING THE ORIGINAL AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 26, 1995 (AS SO AMENDED AND RESTATED, THE "MERGER AGREEMENT"), AMONG STERN'S MIRACLE-GRO PRODUCTS, INC., STERN'S NURSERIES, INC., MIRACLE-GRO LAWN PRODUCTS, INC., MIRACLE-GRO PRODUCTS LIMITED, THE HAGEDORN PARTNERSHIP, L.P., THE GENERAL PARTNERS OF THE HAGEDORN PARTNERSHIP, L.P., COMMUNITY FUNDS, INC., HORACE HAGEDORN, JOHN KENLON, THE SCOTTS COMPANY AND ZYX CORPORATION. NO TRANSFER MAY OCCUR EXCEPT IN CONFORMITY WITH THE TERMS OF THE MERGER AGREEMENT.

        No. WC-1                                 Warrant    to   Purchase
                                                 ______   Common  Shares,
                                                 without     par    value
                                                 (subject to adjustment)

        Void after November 19, 2003

             For value received, THE SCOTTS COMPANY, an Ohio corporation (the Company ), hereby certifies that ___________, or registered assigns (the Holder ), is entitled, subject to the terms set forth below and to the Merger Agreement, to purchase from the Company, ______ Common Shares, without par value, of the Company ( Common Stock ), as constituted on May 19, 1995 (the Warrant Issue Date ), upon surrender hereof at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States as hereinafter provided at the per share price of $29 (the Exercise Price ). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term
         Warrant as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is registered and its transfer may be registered upon the books maintained for that purpose by the Company by delivery of this Warrant duly endorsed.

             Terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

             1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on May 19, 1995 and ending at 5:00 p.m., Eastern time, on the date eight years and six months after the Warrant Issue Date, and shall be void thereafter.

             2.   Exercise of Warrant.

                  2.1 Method. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above and subject to Section 2.5, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder at the principal executive office of the Company at 14111 Scottslawn Road, Marysville, Ohio 43041 (or such other office or agency of the Company as it may designate by notice in writing to the Holder), upon payment in cash or by wire transfer to a bank account designated by the Company or by a certified or cashier's check of the aggregate Exercise Price of the shares to be purchased; provided, however, that, in lieu of cash, such Holder may pay such Exercise Price by exchanging shares of Common Stock having an aggregate Market Price equal to the aggregate Exercise Price or by reducing the number of shares of Common Stock such Holder would otherwise be entitled to upon such exercise by a number of shares of Common Stock having an aggregate Market Price equal to the aggregate Exercise Price.

                  2.2 Effect. This Warrant shall be deemed to have been exercised at the time of its surrender for exercise together with full payment as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares at and after such time. As promptly as practicable on or after such date the Company at its expense shall issue to the person entitled to receive the same a certificate for the number of shares of Common Stock issuable upon such exercise. If this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant exercisable for the number of shares for which this Warrant may then be exercised.

                  2.3 Holder Not a Shareholder. The Holder shall neither be entitled to vote nor receive dividends nor be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose until the Warrant has been exercised for shares of Common Stock as provided in this Section 2.

                  2.4 No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

                  2.5 Exercise for Cash in Certain Circumstances. Notwithstanding the foregoing, (a) until the fifth anniversary of the Warrant Issue Date, in the event, and to the extent that, the exercise of this Warrant would cause the Total Voting Power of the Shareholders to exceed the Standstill Percentage, this Warrant shall not be exercisable for shares of Common Stock but rather shall be exercisable solely for the difference at the time of exercise between the Market Price and the Exercise Price at such time and (b) thereafter, in the event, and to the extent that, the exercise of this Warrant would cause the Total Voting Power of the Shareholders to exceed 49%, this Warrant shall not be exercisable for shares of Common Stock but rather shall be exercisable solely for the difference at the time of exercise between the Market Price and the Exercise Price at such time.

             3.   Registered Warrants.

                  3.1 Series. This Warrant is one of a series of Warrants, designated as Series C, which are identical except as to the number of shares of Common Stock purchasable and as to any restriction on the transfer thereof in order to comply with the Securities Act of 1933 (the Act ) and the regulations of the Securities and Exchange Commission promulgated thereunder or state securities or blue sky laws. Such Warrants are referred to herein collectively as the
         Warrants.

                  3.2 Record Ownership. The Company shall maintain a register of the Holders of the Warrants (the Register ) showing their names and addresses and the serial numbers and number of Common Shares purchasable, issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Warrant in the Register as the sole owner of this Warrant.
        The Holder of this Warrant is the person exclusively entitled to receive notifications with respect to this Warrant, exercise it to purchase shares of Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

                  3.3 Registration of Transfer. To the extent permitted under the Merger Agreement, transfers of this Warrant may be registered on the Register. Transfers shall be registered when this Warrant is presented to the Company duly endorsed with a request to register the transfer hereof in accordance with the terms of the Merger Agreement. When this Warrant is presented for transfer and duly transferred hereunder, it shall be cancelled and a new Warrant showing the name of the transferee as the Holder thereof shall be issued in lieu hereof. No transfer of this Warrant may take place except in accordance with the terms of the Merger Agreement.

                  3.4 Worn and Lost Warrants. If this Warrant becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Warrant in lieu hereof upon its surrender. If this Warrant is lost, destroyed or wrongfully taken, the Company shall issue a new Warrant in place of the original Warrant if the Holder so requests by written notice to the Company and the Holder has delivered to the Company an indemnity agreement reasonably satisfactory to the Company with an affidavit of the Holder that this Warrant has been lost, destroyed or wrongfully taken.

                  3.5 Restrictions on Transfer. (a) This Warrant and the Common Stock issuable upon the exercise hereof have been registered under the Act on Form S-4, and therefore this Warrant and the Common Stock issuable upon the exercise of this Warrant may not be offered for sale, sold or otherwise transferred unless such offer, sale or other transfer complies with Rule 145 under the Act and is otherwise registered under the appropriate state securities or Blue Sky laws or such transfer is exempt from such registration.

                  (b) No transfer of this Warrant or the Common Stock issuable upon the exercise hereof may be made except in accordance with the terms of the Merger Agreement.

                  3.6 Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Register, issuing Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging or transferring this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or transfer, as the case may be, shall be made at the office of such agent.

             4. Reservation of Stock. The Company covenants that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock or Common Stock held in Treasury a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

             5.   Effects of Certain Events.

                  5.1  Common Stock Dividends, Subdivisions or
        Combinations. In case the Company shall (A) pay or make a dividend or other distribution to all holders of its Common Stock in shares of its Common Stock, (B) subdivide, split or reclassify the outstanding shares of its Common Stock into a larger number of shares or (C) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior thereto shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive upon the exercise of this Warrant, subject to Section 2.5, the number of shares of Common Stock which such Holder would have owned and been entitled to receive had such Warrant been exercised immediately prior to the happening of any of the events described above or, in the case of a stock dividend or other distribution, prior to the record date for determination of shareholders entitled thereto. An adjustment made pursuant to this Section 5.1 shall become effective immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

                  5.2 Distributions of Assets or Securities Other Than Common Stock. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any of its capital stock (other than Common Stock), rights or warrants to purchase any of its securities (other than those referred to in Section 5.3 below), cash (other than any regular quarterly or semi-annual dividend which the Board of Directors of the Company determines), other assets or evidences of its indebtedness, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Average Market Price per share of Common Stock at the record date for determining shareholders entitled to such dividend or distribution less the fair market value (as determined in good faith by the Board of Directors) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Common Stock, and of which the denominator shall be such Average Market Price per share. An adjustment made pursuant to this
        Section 5.2 shall become effective immediately after such record date.

                  5.3 Below Market Distributions or Issuances. In case the Company shall issue Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) to all holders of Common Stock at a price per share (or having an effective exercise, exchange or conversion price per share) less than the Average Market Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the date of issuance of such Common Stock (or rights, warrants or other securities) by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and
        (B) the number of shares which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable) would purchase at such Average Market Price, and the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date of such issuance (without giving effect to any such issuance) and (B) the number of additional shares of Common Stock so issued (or into or for which such rights, warrants or other securities are convertible, exchangeable or exercisable). An adjustment made pursuant to this Section 5.3 shall become effective immediately after the record date for determination of shareholders entitled to receive or purchase such Common Stock (or rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock). For purposes of this Section 5.3, the issuance of any options, rights or warrants or any shares of Common Stock (whether treasury shares or newly issued shares) pursuant to any employee (including consultants and directors) benefit or stock option or purchase plan or program of the Company shall not be deemed to constitute an issuance of Common Stock or options, rights or warrants to which this Section 5.3 applies. Notwithstanding anything herein to the contrary, no further adjustment to the Exercise Price shall be made (i) upon the issuance or sale of Common Stock upon the exercise of any rights or warrants or (ii) upon the issuance or sale of Common Stock upon conversion or exchange of any convertible securities, if any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such rights, warrants or securities.

                  5.4 Repurchases. In case at any time or from time to time the Company or any subsidiary thereof shall repurchase, by self tender offer or otherwise, any shares of Common Stock of the Company at a weighted average purchase price in excess of the Average Market Price on the business day immediately prior to the earliest of the date of such repurchase, the commencement of an offer to repurchase or the public announcement of either (such date being referred to as the Determination Date ), the Exercise Price in effect as of such Determination Date shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be
        (A) the product of (x) the number of shares of Common Stock outstanding on such Determination Date and (y) the Average Market Price of the Common Stock on such Determination Date minus (B) the aggregate purchase price of such repurchase and the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding on such Determination Date minus the number of shares of Common Stock repurchased by the Company or any subsidiary thereof in such repurchase and (y) the Average Market Price of the Common Stock on such Determination Date. For purposes of this clause
        (iv), the repurchase or repurchases by the Company or any subsidiary thereof within any 12 month period of not more than 15% of the shares of Common Stock outstanding as of the first date of such period, at a price not in excess of 120% of the Average Market Price as of the Determination Date of any such repurchase, shall not be deemed to constitute a repurchase to which this Section 5.4 applies. An adjustment made pursuant to this Section 5.4 shall become effective immediately after the effective date of such repurchase.

             6. Certain Reorganizations. In the event of any change, reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company (other than any reclassification referred to in Section 5.1), whether pursuant to a merger, consolidation, reorganization or otherwise, or the sale or other disposition of all or substantially all of the assets and properties of the Company, this Warrant shall, after such merger, consolidation, reorganization or other transaction, sale or other disposition, be exercisable for the kind and number of shares of stock or other securities or property, of the Company or otherwise, to which the Holder would have been entitled if immediately prior to such event such Holder had exercised this Warrant for Common Stock at the Exercise Price in effect as of the consummation of such event. The provisions of this
        Section 6 shall similarly apply to successive changes, reclassifications, conversions, exchange or cancellations.

             7. No Impairment. Except as permitted by the Merger Agreement, the Company will not, by amendment of its Restated Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder hereof against impairment.

             8. Calculation of Adjustments. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Warrant shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.
        Anything in this Warrant to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Warrant, as it in its sole discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

             9. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder of this Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant; provided, however, that the Company shall not be required to calculate the effect of
        Section 2.5 upon such exercise.

             10.  Notices.

                  10.1 Dilutive Events. In the event that the Company shall propose at any time:

                  (1) to declare any dividend or distribution upon its Common Stock;

                  (2) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; or

                  (3) to effect any transaction of the type described in Section 6 hereof involving a change in the Common Stock;

        then, in connection with each such event, the Company shall send to the Holders of this Warrant:

                  (A) at least 20 days prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (1) and (2) above; and

                  (B) in the case of the matters referred to in (3) above, at least 20 days prior written notice of the date when the same shall take place (and specifying the time on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  10.2 Dissolution; Liquidation. In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall send to the Holder of this Warrant at least 20 days prior written notice.

                  10.3 Repurchase Programs. The Company shall send written notice immediately upon any public announcement with respect to an open market repurchase program, any self tender offer for shares of Common Stock and any other repurchase other than a repurchase of stock of an employee or consultant pursuant to any benefit plan or agreement.

             11. Amendments. This Warrant may not be amended without the prior written consent of the Holder.

             12. Additional Definition. As used herein, the term Average Market Price shall mean the average of the Market
        Prices for the 30 consecutive trading immediately preceding the date in question.

             13. Notices. Any notice, certificate or other communication which is required or convenient under the terms of this Warrant shall be duly given if it is in writing and delivered in person or mailed by first class mail, postage prepaid, and directed to the Holder of the Warrant at its address as it appears on the Register or if to the Company to its principal executive offices. The time when such notice is sent shall be the time of the giving of the notice.

             14. Time. Where this Warrant provides for a payment or performance on a Saturday or Sunday or a public holiday in the State of Ohio, such payment or performance may be made on the next succeeding business day, without liability of the Company for interest on any such payment.

             15. Rules of Construction. In this Warrant, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Warrant are inserted for convenience of reference only, and they neither form a part of this Warrant nor are they to be used in the construction or interpretation hereof.

             16. Governing Law. This Warrant shall be construed in accordance with and governed by the law of the State of Ohio.



             IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereto duly authorized.

                                      THE SCOTTS COMPANY

                                      By:___________________________
                                           Name:
                                           Title:


                              Assignment of Warrant

               The undersigned hereby sell(s) and assign(s) and
          transfer(s) unto
          ____________________________________________________________
          ____________________________________________________________
                    (name, address and SSN or EIN of assignee)
          __________________________________ of this Warrant.
                 (portion of Warrant)

          Date:_________________ Sign:___________________________________
                                     (Signature must conform in all respects
                                      to name of Holder shown on face of
                                      Warrant)

          Signature Guaranteed:



                               Notice of Exercise

          [To be completed and signed only upon exercise of Warrant]

               The undersigned, the Holder of this Warrant, hereby irrevocably elects to exercise the right to purchase Common Stock, without par value, of The Scotts Company as follows:

                             ________________________________________________
                                  (whole number of Warrants exercised)

                                                     Dollars ($    )
                            __________________________________________________
                            (number of Warrants exercised times Exercise Price)

                                                      Shares  (     )
                             __________________________________________________

                             __________________________________________________
                                                       Dollars ($    )
                              (number of shares and Market Price of Common
                                  Stock in cashless exercise)


          [Signature must be   _______________________________________________
          guaranteed if name of     (name of holder of shares if different
          holder of shares differs          than Holder of Warrant)
          from registered Holder
          of Warrant]
                                _______________________________________________
                                (address of holder of shares if different than
                                 address of Holder of Warrant)

                                _______________________________________________
                                 (Social Security or EIN of holder of shares if
                                  different than Holder of Warrant)

          Date:______________   Sign:__________________________________________
                                      (Signature must conform in all respects
                                       to name of Holder shown on face of this
                                       Warrant)

          Signature Guaranteed:


                              RECEIPT FOR WARRANTS

               The undersigned hereby acknowledges receipt from The Scotts Company (the Company ) on this 19th day of May, 1995, of a separate Series C Warrant for the purchase of ______ common shares of the Company, subject to the terms and conditions contained in the warrant.

          SIGNATURE

          COMMUNITY FUNDS, INC., a New York
          not-for-profit corporation

          _______________________
          By:
          Its:

          _______________________
          John Kenlon


                                                               ANNEX E

          REGISTRATION RIGHTS

               SECTION 1. Representative. The Shareholder Representative shall act on behalf of the Shareholders in connection with the matters set forth in this Annex E. Scotts shall be entitled to rely on any notices from the Shareholder Representative as if it came from the Shareholders.

               SECTION 2.     Demand Registration.  (a) The
          Shareholder Representative may at any time request Scotts, in writing, to register under the Securities Act any or all of the shares of Scotts Common Stock owned by the Shareholders (or any securities issued in respect of the Scotts Common Stock, by dividend, reclassification, merger or otherwise) (the Registrable Securities ). Scotts shall use its best efforts to cause the number of Registrable Securities specified in such request to be registered as soon as reasonably practicable so as to permit the sale thereof as specified in such request, and in connection therewith prepare and file as promptly as practicable with the SEC a registration statement under the Securities Act to effect such registration on such appropriate form as Scotts shall reasonably determine, provided that each such request shall (i) specify the number of Registrable Securities intended to be offered and sold; (ii) express the present intention of the applicable Shareholders to offer or cause the offering of such number of Registrable Securities for distribution; (iii) describe the nature or method of the proposed offer and sale thereof, including the plan of distribution therefor (including, but not limited to, unless Scotts shall otherwise agree, no more than one offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act (a Rule 415 Offering )); (iv) cover an aggregate number of Registrable Securities equal to at least 30% of the Registrable Securities held in the aggregate by the Shareholders at such time; (v) not be made less than one year after the effective date of any other registration statement filed under this Section 2; and (vi) contain the undertaking of the Shareholders to provide all such information and materials and take all such action as may be required in order to permit Scotts to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. The obligation of Scotts to register any Registrable Securities on demand in accordance with this
          Section 2 shall expire after Scotts has filed registration statements by reason of such demands on three separate occasions; provided, that a registration statement shall not be deemed to have been filed if it shall be subject to a stop order, injunction or other governmental action restricting distribution thereunder.

               (b) The obligation of Scotts to use its best efforts to cause the Registrable Securities to be registered under the Securities Act is subject to the limitation that Scotts shall be entitled to postpone for a reasonable period of time, but not more than ninety calendar days from the receipt of the Shareholder Representative s notice, the filing of any registration statement otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a request for such registration, Scotts, based on advice of counsel, determines, in its reasonable judgment, that such registration and sale (i) would interfere with any financing, acquisition, corporate reorganization or other material transaction involving Scotts or (ii) would require the disclosure of material information and such disclosure would adversely affect Scotts, and, in either case, promptly gives written notice of such determination. If Scotts shall so postpone the filing of a registration statement, the Shareholders shall have the right to withdraw the request for registration by giving written notice to Scotts within thirty calendar days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted as a request for registration pursuant hereto). Scotts shall not be entitled to postpone a registration statement pursuant to this Section 2(b) more than once per any 365 day period.

               SECTION 3. Piggyback Registration. (a) If Scotts shall, at any time and from time to time, propose the registration under the Securities Act of an underwritten offering for cash of any of its equity securities, whether for the account of Scotts or another shareholder, Scotts shall give written notice as promptly as possible of such proposed registration to the Shareholders and will use its best efforts to include in such registration the sale of such number of Registrable Securities as the Shareholder Representative shall request, within 14 days after the giving of such notice, upon the same terms (including the method of distribution) as such offering; provided that:
          (i) Scotts shall not be required to give notice or include any such Registrable Securities in any such registration if the proposed registration is primarily (A) a registration of a stock option or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; (ii) the offering of any such Registrable Securities shall be in conformity with this Annex E; and (iii) Scotts may at any time prior to the effectiveness of any such registration statement, at its sole discretion and without the consent of the Shareholders, withdraw such registration statement and abandon the proposed offering in which the Shareholders had requested to participate.

               (b) In connection with any offering pursuant to Section 3, if the managing underwriters for such offering advise that the inclusion of all securities sought to be registered may interfere with an orderly sale and distribution or may materially adversely affect the price of such offering, the securities to be registered shall be included in such registration in accordance with the following priorities: first, all securities to be sold for the account of Scotts, second, all securities to be sold for the account of the Shareholders, up to the limit specified by the managing underwriters and third all securities to be sold for the account of other shareholders, up to the limit specified by the managing underwriters.

                 SECTION 4. Incidental Obligations. In connection with any offering of Registrable Securities registered pursuant to this Annex E, Scotts shall (i) furnish to the Shareholders such number of copies of any prospectus (including any preliminary prospectus) as they may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Scotts shall be required under the provisions hereof to cause the registration statement to remain current, and (ii) take such action as shall be necessary to qualify the Registrable Securities covered by such registration under state securities laws for offer and sale as the Shareholders shall request; provided that Scotts shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not be then qualified or to file any general consent to service of process. In connection with any offering of Registrable Securities registered pursuant to this Annex E, Scotts shall (A) furnish, at Scotts expense, unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested and (B) instruct the transfer agent and registrar of the Scotts Common Stock to release any stop transfer orders with respect to the Registrable Securities being sold. Upon any registration becoming effective pursuant to this Annex E, Scotts shall use its best efforts to keep such registration statement current for a period of ninety calendar days following its effective date except that with respect to a Rule 415 Offering, Scotts shall use its best efforts to keep such registration statement current and effective for a period of one hundred eighty calendar days following its effective date. Scotts will otherwise use its best efforts to ensure that any offering pursuant to this Annex E complies with all applicable law and regulation, including any applicable listing agreement for Scotts securities and shall furnish such other information and documents as the Shareholder Representative may reasonably request in connection therewith, and the Shareholders will cooperate with Scotts and furnish such information as Scotts may reasonably request in connection therewith.

               SECTION 5. Registration Expenses. In connection with any registration pursuant to this Annex E, Scotts will pay all SEC and Blue Sky registration and filing fees, underwriting discounts in respect of securities to be sold by Scotts, commissions and expenses, printing expenses, fees and disbursements of legal counsel for Scotts and Blue Sky counsel, transfer agents and registrar s fees, fees and disbursements of any public accountants used by Scotts in connection with such registration (excluding the underwriting discounts in respect of securities to be sold by Scotts, the Registration Expenses ); provided, however, that the Shareholders, and not Scotts, shall be obligated to pay all such Registration Expenses in connection with a demand registration made pursuant to Section 2 of this Annex E in which the Shareholders seek to register less than 5% of the outstanding number of shares of Scotts Common Stock on a fully diluted basis. In addition to, and not in limitation of, the foregoing, the Shareholders shall pay all of their own expenses, including underwriting discounts in respect of securities to be sold by them and fees and disbursements of the Shareholders counsel.

               SECTION 6. Indemnification, Contribution, Underwriting Agreement. In connection with any offering pursuant to this Annex E, Scotts and/or the Shareholders, as the case may be, will enter into an underwriting agreement (and any related agreements) with the underwriters for the offering on customary terms. In connection with any offering pursuant to this Annex E, Scotts and the Shareholders will enter into indemnification and contribution agreements on customary terms, providing, among other things, that each applicable Shareholder will indemnify and hold harmless Scotts in respect of any information furnished by such Shareholder to Scotts in connection with the applicable registration statement and Scotts shall indemnify and hold harmless each applicable Shareholder in respect of any other information contained in the registration statement or any failure of the registration statement to comply with applicable law. In no case shall a Shareholder's liability exceed the proceeds received by such Shareholder pursuant to the applicable offering. In each case, any dispute as to what provisions are customary will be determined by counsel for the managing underwriter for the offering, which managing underwriter shall be mutually acceptable to Scotts and such Shareholders.

               SECTION 7. Transferability. The Shareholders may transfer their rights under this Annex E, in whole or in part, to any Permitted Transferee of any Registrable Securities, provided that such transfer is not in violation of the terms of the Agreement. For purposes of this Annex, the term Shareholder shall include any Permitted Transferee of a Shareholder.


                                                               ANNEX G

     PROPOSED AMENDMENTS TO SCOTTS ARTICLES OF
      INCORPORATION AND CODE OF REGULATIONS

     PROPOSED AMENDMENT TO ARTICLE FOURTH  OF THE ARTICLES OF
     INCORPORATION:

          FOURTH:   The authorized number of shares of the corporation
     shall be Fifty Million, One Hundred and Ninety-Five Thousand (50,195,000), consisting of Fifty Million (50,000,000) common shares, each without par value, and One Hundred and Ninety-Five Thousand (195,000) preferred shares, each without par value (the
      Preferred Stock ). The Preferred Stock shall have the following terms:

     SEE ANNEX A FOR THE TERMS OF THE PREFERRED STOCK.

     PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO ADD THE FOLLOWING ARTICLE NINTH:

               NINTH:   Notwithstanding any provision of the Ohio
     Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise two-thirds or any other proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of the shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that the affirmative vote of the holders of shares entitling them to exercise not less than two-thirds (2/3) of the voting power of the corporation, or two-thirds (2/3) of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class, shall be required to adopt:

          (1) A proposed amendment to this Article NINTH to the Amended Articles of Incorporation of the corporation;

          (2) An agreement of merger or consolidation providing for the proposed merger or consolidation of the corporation with or into one or more other corporations and requiring shareholder approval;

          (3) A proposed combination or majority share acquisition involving the issuance of shares of the Corporation and requiring shareholder approval;

          (4) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, the assets, with or without the goodwill, of the corporation; and

          (5)  A proposed dissolution of the corporation.


     PROPOSED AMENDMENT TO SUBPARAGRAPHS (A), (B) AND (C) OF SECTION
     2.02 OF THE CODE OF REGULATIONS:

     SECTION 2.02.  NUMBER AND CLASSIFICATION OF DIRECTORS AND TERM OF
     OFFICE


          (A) Until changed by amendment of the Regulations, by the adoption of new regulations or by action of the directors, the number of directors of the corporation shall be nine, divided into three classes consisting of three directors each. The election of each class of directors shall be a separate election. At the 1995 annual meeting of shareholders an election shall be held to elect three persons to serve as directors for three years and until their successors are elected, an election shall be held to elect three persons to serve as directors for two years and until their successors are elected and an election shall be held to elect three persons to serve as directors for one year and until their successors are elected.

          (B) The directors may change the number of directors and may fill any director's office that is created by an increase in the number of directors; provided, however, that the directors may not increase the number of directors to more than twelve or the number of directors in each class to more than four except as may be required by the provisions of Section 3(c) of Article FOURTH of the Articles of Incorporation of the Corporation. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

          (C) At each annual meeting of shareholders after the 1995 annual meeting, directors shall be elected to serve for terms of three years, so that the term of office of one class of directors shall expire in each year.

     PROPOSED AMENDMENT TO SECTION 6.01 OF THE CODE OF REGULATIONS:

     IF THE PROPOSED AMENDMENT TO SUBPARAGRAPHS (A), (B) AND (C) OF
     SECTION 2.02 IS ADOPTED:

          Section 6.01. Amendments. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal; provided, however, that Sections 1.02 and 2.02 and this Section
     6.01 of these Regulations may be amended, or new regulations which do not contain provisions identical to Sections 1.02 and
     2.02 and this Section 6.01 may be adopted, only by the affirmative vote of the holders of shares entitling them to exercise not less than two-thirds (2/3) of the voting power of the corporation on such proposal. In addition, the Regulations may be amended, or new regulations may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise not less than all of the voting power of the corporation on such proposal.

     IF THE PROPOSED AMENDMENT TO SUBPARAGRAPHS (A), (B) AND (C) OF
     SECTION 2.02 IS NOT ADOPTED:

          Section 6.01. Amendments. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal; provided, however, that Section 1.02 and this Section 6.01 of these Regulations may be amended, or new regulations which do not contain provisions identical to Sections 1.02 and this Section
     6.01 may be adopted, only by the affirmative vote of the holders of shares entitling them to exercise not less than two-thirds (2/3) of the voting power of the corporation on such proposal.
     In addition, the Regulations may be amended, or new regulations may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise not less than all of the voting power of the corporation on such proposal.